UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VERITEQ CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

November 26, 2014

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of VeriTeQ Corporation, which will be held on Thursday, December 18, 2014, at 9:00 a.m., Eastern Time, at the Company’s headquarters located at 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445.

The enclosed notice of meeting provides detailed information regarding each business proposal to be voted on at the meeting. These proposals and the vote the Board of Directors recommends are:

Recommended
	Proposal	Vote
1.	Election of two directors to hold office until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified;	FOR
2.

Approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock from 500 million shares to 10 billion shares;

FOR
3.	Approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.01 per share to $0.00001 per share;	FOR
4.

Approval of granting discretionary authority to the Board of Directors, for a period of twelve months after the date the Company’s stockholders approve this proposal, to approve a reverse stock split in a ratio not to exceed 1-for-1000, or to determine not to proceed with the reverse stock split;

FOR
5.

Approval of an amendment to the VeriTeQ Corporation 2014 Stock Incentive Plan to increase the number of authorized shares of common stock issuable under the plan from 50 million shares to 500 million shares;

FOR
6.	To hold an advisory vote to approve the Company’s compensation to its named executive officers;	FOR
7.	To hold an advisory vote related to the frequency of future stockholder advisory votes to approve the Company’s compensation to its named executive officers;	FOR
8.	Ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2014; and	FOR
9.	To transact such other business as may properly come before the annual meeting or at any adjournment thereof.

A formal notice of annual meeting, form of proxy, a proxy statement containing information about the matters to be acted on at the annual meeting and the 2013 Annual Report to Stockholders (the “2013 Annual Report”) follow this letter.

If you plan to attend the annual meeting, you will need an admission card to enter the annual meeting. If your shares are registered in your name, you are a stockholder of record. Your admission card is attached to your proxy card, and you will need to bring it with you to the annual meeting. If your shares are in the name of your broker or bank, your shares are held in street name. Ask your broker or bank for an admission card in the form of a legal proxy to bring with you to the annual meeting. If you do not receive the legal proxy in time, bring your brokerage statement with you to the annual meeting so that we can verify your ownership of our stock on the record date and admit you to the annual meeting. However, you will not be able to vote your shares at the annual meeting without a legal proxy.

Your vote is important regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting even if you cannot attend. All stockholders can vote by written proxy card. Many stockholders also can vote by proxy via a touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card, or via the Internet using the instructions on your proxy card. In addition, stockholders may vote in person at the annual meeting as described above.

Sincerely,

/s/ Scott R. Silverman
SCOTT R. SILVERMAN
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF VERITEQ CORPORATION:

Notice is hereby given that the 2014 annual meeting of stockholders of VeriTeQ Corporation, a Delaware corporation, or the Company, whose headquarters are located in 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445, will be held at 220 Congress Park Drive, Suite 200, Delray Beach, Florida, 33445 on Thursday, December 18, 2014, at 9:00 a.m., Eastern Time, for the following purposes:

1.	To elect two directors to hold office until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified);

2.

To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock from 500 million shares to 10 billion shares;

3.	To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.01 per share to $0.00001 per share;

4.

To approve the granting of discretionary authority to the Board of Directors, for a period of twelve months after the date the Company’s stockholders approve this proposal, to approve a reverse stock split in a ratio not to exceed 1-for-1000, or to determine not to proceed with the reverse stock split;

5.

To approve an amendment to the VeriTeQ Corporation 2014 Stock Incentive Plan to increase the number of authorized shares of common stock issuable under the plan from 50 million shares to 500 million shares;

6.	To hold an advisory vote to approve the Company’s compensation to its named executive officers;

7.	To hold an advisory vote related to the frequency of future stockholder advisory votes to approve the Company’s compensation to its named executive officers;

8.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2014; and

9.	To transact such other business as may properly come before the annual meeting or at any adjournment thereof.

The Board of Directors has fixed the close of business on November 10, 2014 as the record date for the determination of stockholders entitled to receive notice of the annual meeting and vote, or exercise voting rights through a voting trust, as the case may be, at the annual meeting and any adjournments or postponements of the annual meeting.

The ability to have your vote counted at the meeting is an important stockholder right. Your vote is important regardless of the number of shares you own. We encourage you to vote by proxy so that your shares will be represented and voted at the annual meeting even if you cannot attend. All stockholders can vote by written proxy card. Many stockholders also can vote by proxy via a touch-tone telephone from the U.S. and Canada, using the toll-free number on your proxy card, or via the Internet using the instructions on your proxy card. In addition, stockholders may vote in person at the annual meeting as described above.

By Order of the Board of Directors,
/s/ Scott R. Silverman
SCOTT R. SILVERMAN
Chairman and Chief Executive Officer

Delray Beach, Florida
November 26, 2014

TABLE OF CONTENTS

Page

Voting and Revocability of Proxies	1
Stockholder Proposals for the 2015 Annual Meeting of Stockholders	3
Series D Convertible Preferred Stock	3
Security Ownership of Certain Beneficial Owners and Management	3
Financial Statements	4
Other Business	4
Exchange Agreement	4

Proposal 1.	Election of Directors	5

	Board of Directors	5
	Corporate Goverance and Committees	7
	Certain Relationships and Related Transactions and Director Independence	11
	Executive Officers	14
	Executive Officers Compensation	15

Proposal 2.	Approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock from 500 million shares to 10 billion	24

Proposal 3.	Approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.01 per share to $0.00001 per share	26

Proposal 4.	Approval of the granting of discretionary authority to the Board of Directors, for a period of twelve months after the date the Company’s stockholders approve this proposal, to approve a reverse stock split in a ratio not to exceed 1-for-1000, or to determine not to proceed with the reverse stock	27

Proposal 5.	Approval of an amendment to the VeriTeQ Corporation 2014 Stock Incentive Plan to increase the number of authorized shares of common stock issuable under the plan from 50 million shares to 500 million shares	33

Proposal 6.	Advisory vote to approve the compensation to the Company’s named executive officers	39

Proposal 7.	Advisory vote related to the frequency of future stockholder advisory votes to approve the Company’s compensation to its named executive officers	41

Proposal 8	Ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2014	42

VeriTeQ Corporation

220 Congress Park Drive, Suite 200, Delray Beach

Florida 33445

PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 18, 2014

The Board of Directors of VeriTeQ Corporation, a Delaware corporation (the “Company,” “we,” “our,” or “us”), whose principal executive office is located at 220 Congress Park Drive, Suite 200, Delray Beach 33445, furnishes you with this proxy statement to solicit proxies on its behalf to be voted at the 2014 annual meeting of stockholders (“annual meeting”). The annual meeting will be held at the Company’s headquarters located at 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445, on Thursday, December 18, 2014, at 9:00 a.m., Eastern Time, subject to adjournment or postponement thereof. The proxies also may be voted at any adjournments or postponements of the annual meeting. This proxy statement and the accompanying form of proxy, together with our 2013 Annual Report to Stockholders, are being mailed to stockholders on or about November 26, 2014.

VOTING AND REVOCABILITY OF PROXIES

Record Date and Share Ownership

Owners of record of shares of our common stock (and preferred stock, voting on an as-converted basis) at the close of business on November 10, 2014 will be entitled to vote at the annual meeting or adjournments or postponements thereof. Each owner of record of our common stock on November 10, 2014 is entitled to one vote for each share of common stock so held.

As of the close of business on November 10, 2014, there were 217,858,803 shares of common stock and 760,743,802 shares issuable upon the conversion of the Company’s newly designated Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) outstanding and entitled to vote at the annual meeting (all such shares outstanding as of the record date being referred to herein as the “shares” and all holders thereof being referred to as our “stockholders”). A majority of the shares must be present, in person or by proxy, to conduct business at the annual meeting.

We will make available a list of holders of record of our common stock as of the close of business on November 10, 2014 for inspection during normal business hours at our offices, 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445, for ten business days prior to the annual meeting. This list will also be available at the annual meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Voting Shares

All properly executed written proxies and all properly completed proxies voted by telephone or via the Internet and delivered pursuant to this solicitation (and not revoked later) will be voted at the annual meeting in accordance with the instructions of the stockholder. Below is a list of the different votes stockholders may cast at the annual meeting pursuant to this solicitation.

In voting on the election of two directors, stockholders may vote in one of the following ways:

1.	in favor of a nominee, or
2.	withhold vote as to a nominee.

In voting on (i) the increase in the number of authorized shares of the Company’s common stock; (ii) the decrease in par value of the Company’s common stock; (iii) the granting of discretionary authority to our Board of Directors to effect a reverse stock split or to determine not to proceed with a reverse stock split; (iv) the increase in the number of authorized shares of common stock under the VeriTeQ Corporation 2014 Stock Incentive Plan; (v) the advisory vote to approve the Company’s compensation to its named executive officers; (vi) the advisory vote to approve the frequency of future advisory votes to approve the Company’s compensation to its named executive officers; and (vii) the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2014, stockholders may vote in one of the following ways:

1.	in favor of the proposal,
2.	against the proposal, or
3.	abstain from voting on the proposal.

Stockholders should specify their choice for each matter on the proxy. Instead of submitting a signed proxy card, stockholders may submit their proxies by telephone or through the Internet using the control number and instructions on the proxy card. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by stockholders interested in voting via the telephone or the Internet are set forth on the proxy card. Telephone and Internet proxies must be used in compliance with, and will be subject to, the information and terms contained on the proxy card. These procedures may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of directors as set forth herein, FOR the increase in the number of authorized shares of the Company’s common stock, FOR the decrease in the par value of the Company’s common stock, FOR granting of discretionary authority to our Board of Directors to effect a reverse stock split or to determine not to proceed with a reverse stock split, FOR the approval of an increase in the number of authorized shares of common stock under the VeriTeQ Corporation 2014 Stock Incentive Plan, FOR the advisory vote to approve the Company’s compensation to its named executive officers; FOR the advisory vote to approve the frequency of future advisory votes to approve the Company’s compensation to its named executive officers and FOR the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2014. In addition, if other matters properly come before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment with respect to such matters.

Revocability

A stockholder submitting a proxy has the power to revoke it at any time prior to its exercise by voting in person at the annual meeting, by giving our proxy tabulator written notice bearing a later date than the proxy or by giving a later dated proxy. Any written notice revoking a proxy should be sent to our proxy tabulator: Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717.

Quorum

A quorum must be present at the annual meeting in order to conduct business. According to our bylaws, the holders of a majority of the outstanding shares entitled to vote at the annual meeting, represented in person or by proxy, constitute a quorum. If you have returned valid proxy instructions or attend the annual meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the annual meeting. Abstentions and “broker non-votes” (shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter) are counted for determining whether there is a quorum. If a quorum is not present, the annual meeting may be adjourned from time to time until a quorum is present.

Required Vote

A plurality of the votes represented by shares of both common stock and of Series D Preferred Stock voting on an as converted to common stock basis is required for the election of the two directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes “for” or “withheld” affect the outcome. Abstentions are not counted for purposes of the election of directors.

Approval of (i) the increase in the number of authorized shares of the Company’s common stock, (ii) the decrease in the par value of the Company’s common stock and (iii) granting of discretionary authority to our Board of Directors to effect a reverse stock split or to determine not to proceed with a reverse stock split, will require the affirmative vote of a majority of the outstanding shares of our common stock, including shares of Series D Preferred Stock voting on an as converted to common stock basis. For each of these proposals, an abstention will have the effect of a vote against such proposal and absent instructions from you, brokers may have authority to vote your shares in favor of these proposals.

Approval of (i) the increase in the number of authorized shares of the Company’s common stock under the VeriTeQ Corporation 2014 Stock Incentive Plan (ii) the advisory vote to approve the Company’s compensation to its named executive officers and (iii) the advisory vote to approve the frequency of future advisory votes to approve the Company’s compensation to its named executive officers will require the affirmative vote of a majority of the shares of our common stock represented on these proposals, including shares of Series D Preferred Stock voting on an as converted to common stock basis, either in person or by proxy, assuming a quorum is present. For each of these proposals an abstention will have the effect of a vote against such proposal and broker non-votes will have no effect on the outcome of the vote for each of these proposals.

Approval of the ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2014 will require the affirmative vote of a majority of the outstanding shares of our common stock represented at the annual meeting, including shares of Series D Preferred Stock voting on an as converted to common stock basis, either in person or by proxy, assuming a quorum is present. For this proposal, an abstention will have the effect of a vote against such proposal and, absent instructions from you, brokers may have authority to vote your shares in favor of this proposal.

Expenses of Solicitation

The expense of solicitation of proxies, estimated at $5,000, will be borne by us. We have not retained a proxy solicitor to solicit proxies; however, we may choose to do so prior to the annual meeting. Proxies may also be solicited by certain of our directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. We are required to request brokers and nominees who hold stock in their name to furnish our proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to the applicable rules under the Exchange Act, some stockholder proposals may be eligible for inclusion in our 2015 proxy statement. Proposals by stockholders intended to be included in our 2015 proxy statement must comply with all applicable requirements of Rule 14a-8 promulgated under the Exchange Act and must be submitted in writing to our Secretary no later than July 29, 2015. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of such securities rules and to review applicable provisions in our bylaws. Stockholder proposals to be presented at our 2015 annual meeting (but not intended to be included in our 2015 proxy statement) must be submitted in writing to our Secretary no earlier than September 19, 2015, but no later than October 19, 2015, in accordance with our bylaws. Otherwise, the proxies named by our Board of Directors may exercise discretionary voting authority with respect to the stockholder proposal, without any discussion of the proposal in our proxy materials.

SERIES D CONVERTIBLE PREFERRED STOCK

Effective October 31, 2014, the Company entered into agreements with Scott Silverman, the Company’s chief executive officer, and Randolph Geissler, the Company’s president, whereby Messrs. Silverman and Geissler agreed to convert amounts owed to them by the Company into shares of the Company’s Series D Preferred Stock. The amounts owed to Mr. Silverman aggregating to $1.4 million have been converted into 1,400 shares of the Series D Preferred Stock and the amounts owed to Mr. Geissler aggregating to $441,000 have been converted into 441 shares of the Series D Preferred Stock. The Series D Preferred Stock issued under these agreements will vest on January 1, 2017. If Mr. Silverman or Mr. Geissler separate from the Company because of a termination for cause or by resigning without good reason, as defined under the terms of their respective employment agreements, then they shall forfeit the shares of Series D Preferred Stock acquired under these agreements. The Series D Preferred Stock will automatically vest upon a change of control event as defined in the agreements.

Absent a change of control or certain other transformational events, the Series D Preferred Stock will become convertible on January 2, 2017 (immediately after it vests) into shares of the Company’s common stock at a conversion price per share equal to the lesser of the average closing price of the Company’s common stock for the five trading days prior to the date of conversion or $0.0031, which was the closing price of the Company’s common stock on October 31, 2014. The Series D Preferred Stock is entitled to vote along with shares of common stock. The Series D Preferred Stock does not contain “super-voting” provisions; the number of votes Messrs. Silverman and Geissler are able to cast is equal to the number of common shares that the Series D Preferred Stock would convert into if it could be converted on the date of issuance. Based on the average of the closing price of the Company’s common stock for the five trading days up to and including November 10, 2014, which was 0.00242, the Series D Preferred Stock issued under the agreements with Mr. Silverman and Mr. Geissler is convertible into 578,512,397 shares and 182,231,405 shares of the Company’s common stock, respectively, subject to adjustment for stock splits or stock combinations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our Series D Preferred Stock and common stock (including shares of common stock issuable upon conversion of the Series D Preferred Stock, which is more fully discussed above and in notes 1 and 2 to the table below). At November 10, 2014, our Series D Preferred Stock was convertible into 760,743,802 shares of common stock and we had 217,858,803 shares of common stock issued and outstanding. These are our only outstanding classes of voting securities as of November 10, 2014. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to convertible promissory notes, options and warrants held by that person that are currently convertible or exercisable or convertible or exercisable within 60 days of November 10, 2014 are deemed outstanding, (subject to limitations on the percentage ownership of the Company’s common stock contained in certain of the Company’s outstanding convertible promissory notes and warrants). Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person.

The following table presents the beneficial ownership information as of November 10, 2014 by:

●	each of our directors;
●	each of our named executive officers;
●	all of our executive officers and directors as a group; and
●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

	Series D Convertible Preferred Stock		Common Stock
	Number of Shares Beneficially Owned (1)	% of Shares Beneficially Owned (1)	Number of Shares Beneficially Owned (2)(3)		% of Shares Beneficially Owned (2)(3)

Five Percent Stockholders:
Scott R. Silverman	1,400	76%	584,960,908		59.7%
Randolph K. Geissler	441	24%	183,737,288		18.	8%
Corbin Properties LLC	--	--	84,739,726	(4)	8.0	% (4)

Executive Officers and Directors (5):
Scott R. Silverman	1,400	76%	584,960,908		59.7%
Barry M. Edelstein	--	--	169,713		*	%
Daniel E. Penni	--	--	39,975		*	%
Ned L. Siegel	--	--	688,167		*	%
Shawn A. Wooden	--	--	38,167		*	%
Michael E. Krawitz	--	--	234,987		*	%
Randolph K. Geissler	441	24%	183,737,288		18.8%
Marc S. Gelberg	--	--	--		--
Directors and executive officers as a group (8 persons)	1,841	100%	769,869,205		78.5%

* Less than 1%

(1) Absent a change of control or certain other transformational events, the Series D Preferred Stock will become convertible on January 2, 2017 (immediately after it vests) into shares of the Company’s common stock at a conversion price per share equal to the lesser of the average closing price of the Company’s common stock for the five trading days prior to the date of conversion or $0.0031, which was the closing price of the Company’s common stock on October 31, 2014. The Series D Preferred Stock is entitled to vote along with shares of common stock. The Series D Preferred Stock does not contain “super-voting” provisions; the number of votes the holder is able to cast is equal to the number of common shares that the Series D Preferred Stock would convert into if it could be converted on the date of issuance. Based on the average closing price of the Company’s common stock for the five trading days prior to and including November 10, 2014, which was 0.00242, the Series D Preferred Stock held by Mr. Silverman is convertible into 578,512,397 shares of common stock and the Series D Preferred Stock held by Mr. Geissler is convertible into 182,231,405 shares of the Company’s common stock, subject to adjustment for stock splits or stock combinations.

(2) Based on 217,858,803 shares of our common stock issued and outstanding on November 10, 2014 and 760,743,802 shares of our common stock underlying the Series D Preferred Stock. Our chief executive officer, Mr. Silverman, and our president, Mr. Geissler, have voting rights for the Series D Preferred Stock along with their shares of the Company’s common stock. Accordingly, Messrs. Silverman and Geissler are deemed to beneficially own the shares of common stock into which the Series D Convertible Preferred Stock is convertible.

(3) This table includes presently exercisable stock warrants and stock options and options that are exercisable within sixty days of November 10, 2014, in accordance with Rule 13d-3(d) under the Exchange Act. The following directors and executive officers hold the number of exercisable warrants and options to purchase the number of shares set forth following their respective names: Scott Silverman — 767,647; Barry Edelstein — 69,124; Daniel Penni — 5,156; Ned Siegel — 38,167; Shawn Wooden 38,167; Randolph Geissler — 596,352; Michael Krawitz — 76,334; Marc Gelberg — none; and all current directors and officers as a group — 1,590,947.

(4) Corbin Properties LLC’s business address is 70 East 10th Street, Suite 12T, New York, NY 10003. Represents shares issuable in connection with an outstanding promissory note, which contains a variable conversion price formula.

(5) All of these individuals share the same business address: 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445.

FINANCIAL STATEMENTS

Our consolidated financial statements for the year ended December 31, 2013 are included in our 2013 annual report to stockholders, a copy of which is being mailed with this proxy statement. The annual report does not form any part of the material for the solicitation of proxies.

OTHER BUSINESS

At the date hereof, there are no other matters which our Board of Directors intends to present or has reason to believe others will present at the annual meeting. If other matters come before the annual meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

EXCHANGE AGREEMENT

On June 24, 2013, VeriTeQ Acquisition Corporation (“VAC”) and its stockholders entered into a share exchange agreement, or the Exchange Agreement, with the Company and the closing of the transaction, or the VeriTeQ Transaction, took place on July 8, 2013. Pursuant to the terms of the Exchange Agreement, VAC’s stockholders exchanged all of their issued and outstanding shares of common stock for shares of the Company’s preferred stock, which were converted into the Company’s common stock automatically upon the effectiveness of a 1-for-30 reverse stock split that became effective on October 18, 2013. In addition, all outstanding VAC stock options and warrants to purchase shares of VAC’s common stock, whether or not exercisable or vested, converted into options and warrants to acquire shares of the Company’s common stock. As a result of the VeriTeQ Transaction, VAC became a wholly-owned subsidiary of the Company. VAC was the accounting acquirer and as a result VAC’s operating results became the historical operating results of the Company.

PROPOSAL 1

ELECTION OF DIRECTORS

Board of Directors

Our Board of Directors consists of five directors that are divided into three classes. A class of directors is elected each year to serve for a three-year term and until the directors’ successors are duly elected and qualified, which has been our practice since 1998. The stockholders elect approximately one-third of the members of the Board of Directors annually. Directors may be removed only for cause. Any director appointed by our Board of Directors to fill a vacancy on the board serves the balance of the unexpired term of the class of directors in which the vacancy occurred.

The term of Daniel E. Penni and Barry M. Edelstein were set to expire at the 2013 annual meeting of stockholders and during 2013 they were reappointed by a majority of our stockholders to hold office until the 2016 annual meeting of stockholders. The term of Ambassador Ned L. Siegel and Shawn A. Wooden expire at the 2014 annual meeting of stockholders, and the term of Mr. Silverman will expire at the 2015 annual meeting of stockholders. Ambassador Siegel and Mr. Wooden have indicated a willingness to serve if elected. Ambassador Siegel and Mr. Wooden have been nominated to stand for reelection at the annual meeting to hold office until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified. Proxies may not be voted for a greater number of persons than the director nominees.

Cumulative voting does not apply in the election of directors. Unless otherwise indicated, the shares represented by this proxy will be voted for the director nominees. Should a nominee become unable to serve for any reason, or for good cause will not serve, our Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of directors, designate a substitute nominee, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees.

Recommendation of our Board of Directors

Our Board of Directors recommends a vote FOR Ned L. Siegel and Shawn A. Wooden to hold office until the 2017 annual meeting of stockholders and until their successors have been duly elected and qualified.

Biographical and other information concerning our directors and the director nominees for election at the annual meeting is set forth below.

Name	Age	Board Committees	Director Since
Scott R. Silverman	50	None	July 2013
Barry M. Edelstein	51	Audit and Governance Committee Chairman, Compensation Committee and Nominating Committee	July 2013
Daniel E. Penni	67	None	March 1995
Ned. L. Siegel	63	None	June 2014
Shawn A. Wooden	41	Compensation Committee Chairman, Audit and Governance Committee and Nominating Committee	July 2013

Director Nominees for Election to Term Expiring 2017

Ambassador Ned L. Siegel: Ambassador Siegel, age 63, has served as President of The Siegel Group, Inc. a real estate development, management services and consulting company since September 1977. From October 2007 until January 2009, he served as the United States Ambassador to the commonwealth of The Bahamas. He received a Bachelor of Arts degree in Political Science from the University of Connecticut in 1973 and JD from the Dickinson School of Law in 1976. Ambassador Siegel also serves on the Board of Directors of PositiveID Corporation, HealthWarehouse.com, Inc. and Medbox, Inc.

Shawn A. Wooden: Mr. Wooden, age 41, runs Wooden Wealth Strategies, a full-service financial services and investment boutique firm. He earned his bachelor of science from the University of Notre Dame in Computer Science. After graduation, he began a nine year career in the National Football League, where he played for the Miami Dolphins and the Chicago Bears. After retiring in 2005, Mr. Wooden transitioned into the financial services industry where he has earned the Financial Industry Regulation Authority (FINRA) Series 6, 7, 63, and 65 licenses, as well as the Life Underwriter Training Council Fellow (LUTCF) professional designation. Mr. Wooden also earned a Certificate for Retirement Planning from the Wharton School of Business in Pennsylvania.

Ambassador Siegel and Mr. Wooden were nominated for election to our Board of Directors because of their specific experience and proven expertise in the industry, their past and continuing contributions to the Company, and their general expertise and perspective on business and industry that benefit the Company. Additionally, Ambassador Siegel's managerial experience and contacts with government agencies and Mr. Wooden’s specific experience in the financial services industry, including his FINRA credentials, are also beneficial to our Board of Directors.

Incumbent Director – Term Expiring 2015

Scott R. Silverman: Mr. Silverman, age 50, has served as the Company’s chief executive officer and chairman of its Board of Directors since July 2013. Previously, Mr. Silverman served as the chairman of the Board of Directors of PositiveID Corporation from November 2008 until December 2011, and as chief executive officer from August 2009 until August 2011. He previously served as chief executive officer of PositiveID Corporation, then known as VeriChip Corporation, from December 2006 through July 2008, as chairman of its Board of Directors from March 2003 through July 2008, and as a member of its Board of Directors from February 2002 through July 2008. Mr. Silverman served as the chairman of Steel Vault Corporation from January 2006 until November 2009. He also served as a member of the Board of Directors of Gulfstream International Group, Inc. from September to October, 2010. Mr. Silverman served as chief executive officer and chairman of the Board of Directors of the Company from March 2003 to December 2006, and chairman of Destron Fearing Corporation (then known as Digital Angel Corporation) a then majority-owned subsidiary of the Company from March 2003 to July 2007. Mr. Silverman is an attorney licensed to practice in New Jersey and Pennsylvania. Mr. Silverman was selected to serve as a director on our Board of Directors because of his specific experience and proven expertise in our industry, his past and continuing contributions to the Company, his general business expertise and his experience in leading publicly-held companies.

Incumbent Directors – Term Expiring 2016

Barry M. Edelstein: Mr. Edelstein, age 51, has served as a director of the Company since July 2013. Mr. Edelstein served as managing partner of Structured Growth Capital, Inc., a boutique investment banking firm, since January 2009. Mr. Edelstein served as acting president and chief executive officer of Destron Fearing Corporation, a majority-owned subsidiary of ours (then known as Digital Angel Corporation) from August 2007 until December 2007, and he served on Destron Fearing Corporation’s Board of Directors from June 2005 to December 2007. Mr. Edelstein has served as the chairman of ScentSational Technologies, LLC since 2002. Mr. Edelstein served as President of GlobalCom Telecommunications, LLC which he co-founded in 1992 and which was acquired in 1997 by Comcast Corporation (NASDAQ:CMCSK), where he then served as a divisional vice president until 2002. Mr. Edelstein has a bachelor’s degree in business administration from Drexel University and received his law degree from Widener University School of Law. Mr. Edelstein served as a member of the Board of Directors of PositiveID Corporation from January 2008 to June 2013. Mr. Edelstein was nominated to the Board of Directors due to his past experience as president, interim chief executive officer and director of Destron Fearing Corporation, his past business experience and his knowledge of our industry.

Daniel E. Penni: Mr. Penni, age 67, has served as a director since March 1995 and as chairman of our Board of Directors from July 3, 2007 to July 7, 2013. From May 3, 2013 to July 7, 2013, he served as our interim chief executive officer and president. Mr. Penni also served as our interim chief executive officer and president from January 31, 2012 to August 23, 2012. From September 1988 until December 2005, Mr. Penni was employed by Arthur J. Gallagher & Co. (NYSE:AJG), an insurance brokerage and risk management services firm, where he served in several positions, including his final position as area executive vice president. He has worked in various sales and administrative roles in the insurance business since 1969. He also served on the board of trustees of the Massachusetts College of Pharmacy and Health Sciences in Boston from 1989 through June 2006 and served as the chair of finance, the corporate treasurer and the chair of the audit committee at various times during his service period. Mr. Penni graduated with a bachelor of science degree in 1969 from the School of Management at Boston College. Mr. Penni was a member of the Board of Directors of VeriChip Corporation, n/k/a PositiveID Corporation (which was a former subsidiary of ours) from June 2004 until January 2008. Mr. Penni was selected to serve as a director on our Board of Directors because of his specific experience and proven expertise in our industry, his past and continuing contributions to the Company, and his general expertise and perspective on our business.

CORPORATE GOVERNANCE AND COMMITTEES

Director Independence

Our Board of Directors has determined that four of our five current directors—Messrs. Edelstein, Penni, Siegel and Wooden—are independent under the 505(a)(2) Marketplace Rules, which the Company has elected to follow although its securities are not listed on the Nasdaq Capital Market. For transactions, relationships or arrangements that were considered by our Board of Directors in determining whether each director was independent, please see the section “Certain Relationships and Related Transactions, and Director Independence — Director and Officer Roles and Relationships with Our Subsidiaries.”

Board Leadership Structure

The Board believes that one of its key responsibilities is to evaluate and implement a leadership structure that is efficient and that allows for appropriate oversight by the Board of Directors.  The current leadership structure includes Mr. Silverman as Chairman and chief executive officer, Mr. Edelstein as Chairman of the Audit Committee, and Mr. Wooden as Chairman of the Compensation Committee.  After consideration, the Board believes the current leadership structure is appropriate under current circumstances.  Specifically, the structure works for the size of the Company, promotes the ability to rapidly respond to business issues, and promotes good communication among a very small management team.  At this point, the Company has not named an independent lead director for the reasons expressed above.

Board Meetings and Committees

Our Board of Directors held 13meetings during 2013 and acted by unanimous written consent in lieu of a meeting 7times, as permitted by the applicable state law. While the Company does not have an attendance policy, during 2013 all directors attended 75% or more of the meetings of the Board of Directors and committees to which they were assigned.

We have a standing Audit and Governance Committee, Compensation Committee and Nominating Committee of our Board of Directors, each of which is more fully described below. Each has a written charter approved by our Board.

Audit and Governance Committee

Our Board of Directors established an Audit and Governance Committee in accordance with Section 3(a)(58)(A) of the Securities and Exchange Act. Our Audit and Governance Committee is comprised of two members of the Board of Directors: Mr. Edelstein and Mr. Wooden. All of the committee members are independent as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and as defined by the Sarbanes-Oxley Act of 2002. Our Board of Directors has determined that our Audit and Governance Committee members are financially literate and that we have one audit committee financial expert as defined in the applicable SEC rules: Mr. Edelstein, who serves as the chairman of the committee.

The Audit and Governance Committee assists our Board of Directors in its oversight of:

●	our accounting, financial reporting processes, audits and the integrity of our financial statements;
●	our independent auditor’s qualifications, independence and performance;
●	our compliance with legal and regulatory requirements;
●	our internal accounting and financial controls; and
●

our audited financial statements and reports, and the discussion of the statements and reports with management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management.

The Audit and Governance Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit and non-audit services to be provided to us by our independent auditors must be approved in advance by our Audit and Governance Committee, other than de minimis non-audit services that may instead be approved in accordance with applicable rules of the SEC.

The committee held five meetings during 2013. A copy of the Audit and Governance Committee charter is attached to this proxy statement as Annex A.

Compensation Committee

Our Compensation Committee consists of Messrs. Edelstein, Wooden and Ambassador Siegel, who are all independent as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and as defined by the Sarbanes-Oxley Act of 2002. Mr. Wooden is chairman of the committee. The committee administers the 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan, the 1999 Employees Stock Purchase Plan, the Amended and Restated Digital Angel Corporation Transition Stock Option Plan, the 2013 Stock Incentive Plan and the 2014 Stock Incentive Plan, including the review and grant of awards to officers and other employees under such plans, and recommends the adoption of new plans. The committee also reviews and approves various other compensation policies and matters and reviews and approves salaries, bonuses and other matters relating to our officers. The committee reviews all senior corporate employees after the end of each fiscal year to determine compensation for the subsequent year. Particular attention is paid to each employee’s contributions to our current and future success, as well as their salary level in comparison to the market value of personnel with similar skills and responsibilities. The committee also looks at accomplishments which are above and beyond management’s normal expectations for their positions. The committee did not hold any meetings or act by unanimous written consent during 2013. A copy of the Compensation Committee charter is attached to this proxy statement as Annex B.

Our Compensation Committee assists our Board of Directors in the discharge of its responsibilities relating to compensation of our executive officers. Specific responsibilities of our Compensation Committee include:

●	reviewing and recommending to our board approval of the compensation, benefits, corporate goals and objectives of our chief executive officer and our other executive officers;
●	evaluating the performance of our executive officers; and
●	administering our employee benefit plans and making recommendations to our Board of Directors regarding these matters.

Our Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees as the committee may from time to time deem appropriate and may ask members of management, employees, outside counsel, or others whose advice and counsel are relevant to the issues then being considered by the Compensation Committee to attend any meetings and to provide such pertinent information as the Compensation Committee may request. We expect that the Compensation Committee will continue to solicit input from our chief executive officer with respect to compensation decisions affecting other members of our senior management. Our Compensation Committee has not engaged compensation consultants to determine or recommend the amount or form of executive and director compensation.

Nominating Committee

Our Nominating Committee considers and nominates candidates for election to our Board of Directors. The committee consists of Mr. Wooden, who serves as its chairman and Mr. Edelstein, both of whom are independent members of our Board of Directors. The committee did not meet during 2013. A copy of the Nominating Committee charter is attached to this proxy statement as Annex C.

Qualifications of Candidates for Election to the Board

Our Board of Directors takes a critical role in guiding our strategic direction, and it oversees the management of the Company. When candidates for our Board of Directors are considered, they are evaluated based upon various criteria. Director candidates for our Board of Directors are considered for vacant seats if they (i) are independent in accordance with applicable law or any stock exchange listing standards, which we elect to follow, (ii) demonstrate high ethical standards, professionalism, and integrity in their personal and professional dealings, (iii) are willing to commit themselves to their duties as members of our Board of Directors and its various committees and to their responsibilities to us, (iv) possess the appropriate knowledge and understanding of fundamental financial statements, (v) have substantial relevant business, technological or government experience, (vi) provide a diverse set of skills, backgrounds and experiences in order to provide varying perspectives, (vii) have no identified conflicts of interest with us, (viii) have not been convicted in a criminal proceeding other than traffic violations during the five years before the date of selection, and (ix) are willing to comply with our code of ethics. We retain the right to modify these minimum qualifications from time to time. Exceptional candidates who do not meet all of these criteria may still be considered.

Process for Identifying and Evaluating Candidates for Election to the Board

The role of the Nominating Committee of our Board of Directors is to review the qualifications and backgrounds of any candidates for our Board of Directors, its current members, as well as the overall composition of the board. Prior to the formation of the Nominating Committee, our entire board evaluated candidates based upon the qualifications outlined above. In the case of any director candidates, the questions of independence and financial expertise are important to determine what roles the candidate can perform, and the Nominating Committee will consider whether the candidate meets the applicable independence standards and the level of the candidate’s financial expertise. Any new candidates will be interviewed, and the Nominating Committee will approve the final nominations. Our Chairman of the Board, acting on behalf of the Nominating Committee, will extend the formal invitation to the selected candidates.

Stockholder Nominations

Stockholders may nominate director candidates for consideration by the Nominating Committee by writing to our Secretary, who will forward the nomination to the Chairman of the Nominating Committee. The submission must provide the candidate’s name, biographical data and qualifications, including five-year employment history with employer names and a description of the employer’s business; whether such individual can read and understand fundamental financial statements; other board memberships (if any); and such other information as is reasonably available and sufficient to enable the Nominating Committee to evaluate the minimum qualifications stated above under the section of this proxy statement entitled “Qualifications of Candidates for Election to the Board.” The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Nominating Committee and to serve if elected by the stockholders. If a stockholder nominee is eligible, and if the nomination is proper, the Nominating Committee then will deliberate and make a decision as to whether the candidate will be appointed and subsequently submitted to our stockholders for a vote. The Nominating Committee will not change the manner in which it evaluates candidates, including the applicable minimum criteria set forth above, on the basis of whether the candidate was recommended by a stockholder.

Stockholder Communications

Our Board of Directors believes that it is important for us to have a process whereby our stockholders may send communications to our Board. Accordingly, stockholders who wish to communicate with our Board of Directors or a particular director may do so by sending a letter to Allison Tomek, Secretary, at 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of our Board of Directors or only certain specified individual directors. Ms. Tomek copies all such letters and circulates them to the appropriate director or Board.

Code of Conduct and Corporate Ethics General Policy Statement

Our Board of Directors has approved, and we have adopted, a Code of Conduct and Corporate Ethics General Policy Statement (the “Code of Conduct”), which applies to all of our directors, officers and employees. Our Board of Directors has also approved, and we have adopted, a Code of Ethics for Senior Financial Officers (the “Code for SFO”) which applies to our chief executive officer, president and chief financial officer and principal accounting officer. The Code of Conduct and the Code for SFO are available, without charge, upon written request to VeriTeQ Corporation, Attention: Allison Tomek, Secretary, 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445. The Audit and Governance Committee of our Board of Directors is responsible for overseeing the Code of Conduct and the Code for SFO. Our Audit and Governance Committee must approve any waivers of the Code of Conduct, and our Board of Directors must approve any waivers of the Code for SFO.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own 10% or more of our common stock to file reports of ownership and changes in ownership with the SEC and furnish us with copies of all such reports. Based solely on a review of copies of such forms and written representations from our directors and executive officers, we believe that for the fiscal year of 2013, all of our directors and executive officers were in compliance with the reporting requirements of Section 16(a). To our knowledge, based solely on our records, during the year ended December 31, 2013, SNC Holdings Corp, a more than 10% beneficial owner during 2013, did not file a Form 3 to report the amount of derivative securities receivable upon conversion of a promissory note issued by VAC, and which became convertible into shares of the Company’s common stock in connection with the VeriTeQ Transaction.

 2013 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Scott R. Silverman(1)	$—	$—	$—	(1)	$—	S	$—	$—
Barry M. Edelstein(2)	6,500	—	—	(2)	—	—	—	6,500
Michael E. Krawitz(3)	6,500	—	—	(3)	—	—	—	6,500
Shawn Wooden(4)	6,500	—	—	(4)	—	—	—	6,500
Daniel E. Penni(5)	45,935	—	—	(5)	—	—	—	45,935
Dennis G. Rawan(6)	23,400	—	—	(6)	—	—	—	23,400
Joseph J. Grillo(7)	—	—	—	(7)	—	—	—
L. Michael Haller(1)	—	—	—	(1)	—	—	—	—

(1)

Mr. Silverman and Mr. Haller did not receive any compensation as directors. See section “Executive Compensation” for details regarding their compensation as executive officers for 2013. Mr. Haller resigned from the company effective May 3, 2013.

(2)

Mr. Edelstein did not receive an option award during 2013. He held options to purchase 40,500 shares of our common stock as of December 31, 2013, 38,167 of which resulted from the VeriTeQ Transaction and the remainder resulted from his prior service with one of the Company’s former subsidiaries. Mr. Edelstein was appointed a director on July 8, 2013.

(3)

Mr. Krawitz did not receive an option award during 2013. He held options to purchase 76,334 shares of our common stock as of December 31, 2013, which resulted from the VeriTeQ Transaction. Mr. Krawitz was appointed a director on July 8, 2013. He was appointed our chief legal and financial officer effective January 31, 2014. He resigned from our Board of Directors in June 2014.

(4)

Mr. Wooden did not receive an option award during 2013 He held options to purchase 38,167 shares of our common stock as of December 31, 2013, which resulted from the VeriTeQ Transaction. Mr. Wooden was appointed a director on July 8, 2013.

(5)

Mr. Penni did not receive an option award during 2013. He held options to purchase 5,156 shares of our common stock as of December 31, 2013. Mr. Penni served as the chairman of our Board of Directors from January 1 to July 7, 2013.

(6)	Mr. Rawan did not receive an option award during 2013. He held options to purchase 4,583 shares of our common stock as of December 31, 2013. Mr. Rawan resigned as a director effective July 7, 2013.
(7)	Mr. Grillo did not receive an option award during 2013. He held options to purchase 13,604 shares of our common stock as of December 31, 2013. Mr. Grillo resigned as a director effective July 7, 2013.

Prior to July 8, 2013, the Compensation Committee of our Board of Directors determined that the annual compensation for independent directors for 2013 was as follows: (i) $7,200 per quarter for board service, (ii) an additional $3,600 and $1,800 per quarter for service as the Audit and Governance Committee Chairman and the Compensation Committee Chairman, respectively, (iii) an additional $900 per quarter for service as a member of the Audit and Governance Committee and the Compensation Committee, and (iv) $17,550 per quarter for service as the Chairman of our Board of Directors. Effective July 8, 2013, the Compensation Committee of our Board of Directors revised the annual compensation for directors as follows: No fees were paid for the period July 8 to September 30, 2013. Beginning October 1, 2013, the fees are as follows: (i) $5,000 per quarter for board service; and (ii) an additional $1,500 per quarter for service as Chairman of a board committee. Reasonable out of pocket travel expenses are reimbursed when incurred. Directors who are not also executive officers are not eligible to participate in any of our other benefit plans. Mr. Penni who served as our interim chief executive and president officer from May 3, 2013 to July 7, 2013 did not participate in any of our other benefit plans, nor was he being compensated for serving as our president and interim chief executive officer, but he was being compensated for his services as Chairman of our Board of Directors.

 None of our directors exercised options during the year ended December 31, 2013. On January 25, 2013, 42 shares of restricted stock vested for Messrs. Penni and Rawan each.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Since January 1, 2012, there has not been, and there is not currently proposed, any transaction or series of similar transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person, including any director, executive officer, holder of more than 5% of our capital stock during such period, or entities affiliated with them, had a material interest, other than as described in the transactions set forth below.

Related Party Transactions

Agreements with PSID

We entered into a shared services agreement, or the SSA, with PositiveID Corporation, or PSID, on January 11, 2012, pursuant to which PSID agreed to provide certain services, including administrative, rent, accounting, business development and marketing, to us in exchange for $30,000 per month. The SSA has also included working capital advances from time to time. The term of the SSA commenced on January 23, 2012. The first payment for such services was not payable until we received gross proceeds of a financing of at least $500,000. On June 25, 2012, the level of resources provided under the SSA was reduced and the agreement was amended, pursuant to which all amounts owed to PSID under the SSA as of May 31, 2012 were converted into approximately 2.3 million shares of VAC’s common stock valued at $0.2 million. In addition, effective June 1, 2012, the monthly charge for the shared services under the SSA was reduced from $30,000 to $12,000.

On August 28, 2012, the SSA was further amended to align with the level of services being provided, pursuant to which, effective September 1, 2012, the monthly charge for the shared services under the SSA was reduced from $12,000 to $5,000. On April 22, 2013, we and PSID entered into a non-binding letter agreement in which PSID agreed to provide up to an additional $60,000 of support during April and May 2013.

On July 8, 2013, we entered into a letter agreement with PSID, or the July Letter Agreement, to amend certain terms of several agreements between PSID and us. The July Letter Agreement amended certain terms of the SSA entered into between PSID and VAC on January 11, 2012, as amended, the APA entered into between VAC and PSID on August 28, 2012, as amended, and the PSID Note dated January 11, 2012, in favor of PSID in the principal amount of $200,000. The Company assumed the obligations under the PSID Note in connection with the Exchange Agreement as of the date of the July Letter Agreement. On November 8, 2013, we entered into a Letter Agreement, or the November Letter Agreement, with PSID which further amended the terms of the several agreements between PSID and us.

The July Letter Agreement, as modified by the November Letter Agreement, provides for:

(i)

At closing of a capital raise with cumulative gross proceeds of at least $3.0 million, $100,000 of the balance owed under the SSA shall be due within two business days after funding. Within thirty and sixty days after the initial $100,000 payment, we shall pay $50,000 each (total of an additional $100,000) and the balance of the outstanding amount shall be paid by 90 days after the initial $100,000 is paid. In the event any of the balance is unpaid at March 31, 2014, interest on the outstanding balance accrues at 10% per annum. If the initial $100,000 payment is made by March 31, 2014, no interest shall accrue so long as we comply with the payment schedule required.

(ii)

The elimination of minimum royalties payable to PSID under the APA in their entirety. In the event that royalty payments under the APA based on our attainment of certain sales levels are not at least $800,000 for the calendar year 2014, then we shall grant PSID Corporation a non-exclusive, perpetual, non-transferrable, world-wide, fully paid license to said patents.

(iii)

An amendment to the PSID Note, with a principal and interest balance of $228,000 on September 30, 2013, to provide that no interest will accrue on the PSID Note from July 8, 2013 to September 30, 2013 and to include a conversion feature under which the PSID Note may be repaid, at our option, in Company’s common stock in lieu of cash.

(iv)

Company will grant PSID a warrant to purchase 300,000 shares of common stock at an exercise price of $2.84. The warrants will be exercisable for a period of five years. The terms and form of warrant will be the same as those granted to certain investors.

In addition, pursuant to the terms of the July Letter Agreement, we issued approximately 16,666 shares of common stock on October 10, 2013 in connection with the repayment of the PSID Note, and we agreed to issue an additional 135,793 shares of common stock as soon as possible thereafter. These shares issued and to be issued by us to PSID will be issued in private placement in reliance upon the exemption from the registration requirements set forth in the Act provided for in Section 4(2) of the Securities Act, and Rule 506 of Regulation D promulgated by the SEC thereunder. In connection with a financing, which occurred on November 13, 2013, the PSID Note was assigned by PSID to certain investors. As of November 10, 2014, we have issued 46,847 shares of the additional 135,793 shares of our common stock due as partial payment of the PSID Note to one of the investors. As of December 31, 2013 and 2012, we owed PSID $0.2 million and $0.1 million, respectively, for shared services and working capital advances.

Warrants

The exercise price of the warrant issued to PSID in connection with the July Letter Agreement, as more fully discussed above, was reset by its terms on May 30, 2014 as a result of a financing entered into by the Company on that date. The reset resulted in a decrease in the exercise price of the warrant to $0.20 per share from $2.84 per share and the number of warrant shares increased accordingly. In addition, in July 2014, the Company began entering into additional financings, which have variable price conversion features. Following the issuance of any security with a variable price conversion feature, PSID may substitute the variable price formula for the exercise price of its warrant. Moreover, the warrant provides that the holder of the warrant has the right to invest the same aggregate amount.  Accordingly, whenever a lower price applies, a larger number of shares may be purchased. The exact number of shares that may be purchased varies depending on the stock price at the time of exercise, subject to adjustment under the cashless exercise formula. Based on the Company’s stock price on November 10, 2014, the number of shares that PSID would have received if it had exercised its warrant on that date would have been 881,379,113 shares at an average exercise price of $0.00096 per share, subject to adjustment based on the cashless exercise provisions of the warrant. However, based on the terms of the warrant, the warrant shall not be exercised by the holder to the extent that after giving effect to such exercise the holder would beneficially own in excess of 4.99% of the Company's common stock.

GlucoChip and Settlement Agreement

On October 20, 2014, we entered into a GlucoChip and Settlement Agreement (the “GlucoChip Agreement”) with PSID, the purpose of which is to transfer the final element of PSID’s implantable microchip business to us, to provide for a period of financial support to us to develop that technology and to provide for settlement of the $222,115 owed by the Company to PSID under the SSA. The GlucoChip Agreement provides for the termination of a license agreement entered into between PSID and VAC on August 28, 2012, whereby, PSID had retained an exclusive license to the GlucoChip technology. Pursuant to the GlucoChip Agreement, PSID retains it right to any future royalties from the sale of GlucoChip or any other implantable bio sensor applications. Per the terms of the GlucoChip Agreement, the current outstanding amount of $222,115 pursuant to the SSA was settled by the Company issuing a convertible promissory note to PSID. The note bears interest at the rate of 10% per annum; is due and payable on October 20, 2016; and may be converted by PSID at any time after 190 days of October 20, 2014 into shares of the our common stock at a conversion price equal to a 40% discount of the average of the three lowest daily trading prices during the ten trading days prior to the time of conversion.

As of September 30, 2013, PSID owned less than 10% of the Company’s common stock. Based on the ownership change and other factors, the Company no longer considers PSID to be an affiliate or related party.

Investment from VeriTeQ Corporation’s Director

Following the Company’s approval of the Exchange Agreement in June 2013, the Company’s then interim chief executive officer and president and then chairman of the Company’s board, Daniel E. Penni, agreed to make a $25,000 equity investment in VAC. As a result of such investment in June 2013, Mr. Penni owned shares of VAC’s common stock, which were exchanged for 19,084 shares of the Company’s common stock. Mr. Penni continues to serve as a member of the Company’s board.

Notes Payable

During 2012, 2013 and through April 10, 2014, The Company and VAC issued notes payable to certain directors, officers and a relative of a director as follows:

On October 12, 2012, VAC entered into a promissory note with its president, Randolph Geissler, and his business partner in the amount of $125,000. The note bore interest at 10% per annum and was convertible into VAC’s common stock. In connection with the note, Mr. Geissler and his partner received warrants to acquire shares of VAC’s common stock. The note was fully converted on June 1, 2013. As an inducement to conversion, additional warrants to acquire VAC’s common stock were granted. All of the warrants issued in connection with the note have been converted into warrants to acquire 79,514 shares of the Company’s common stock at an exercise price of $1.57 per share.

On December 31, 2012, VAC entered into a promissory note with its director, Barry Edelstein, in the amount of $50,000. The note bore interest at 10% per annum and was convertible into VAC’s common stock. In connection with the note, Mr. Edelstein received warrants to acquire shares of VAC’s common stock. The note was fully converted on June 1, 2013. As an inducement to conversion, additional warrants to acquire VAC’s common stock were granted. All of the warrants issued in connection with the note have been converted into warrants to acquire 28,624 shares of Company’s common stock at an exercise price of $1.57 per share.

On December 31, 2012, VAC entered into a promissory note with a relative of its director, Barry Edelstein, in the amount of $100,000. The note bore interest at 10% per annum and was convertible into VAC’s common stock. In connection with the note, Mr. Edelstein’s relative received warrants to acquire shares of VAC’s common stock. The note was fully converted on June 1, 2013. As an inducement to the conversion, additional warrants to acquire VAC’s common stock were granted. All of the warrants issued in connection with the note have been converted into warrants to acquire 57,250 shares of Company’s common stock at an exercise price of $1.57 per share.

On April 10, 2013, VAC entered into a promissory note with Mr. Geissler and his business partner in the amount of $50,000. The note bore interest at 10% per annum, was due on demand and was repaid on November 15, 2013. In connection with the note, Mr. Geissler and his partner received warrants to acquire shares of VAC’s common stock. The warrants were converted into warrants to acquire 95,416 shares of Company’s common stock at an exercise price of $1.31 per share.

On October 11, 2013, VAC entered into a promissory note with its chief executive, Scott Silverman, in the principal amount of $80,000. The note bears interest at 5% per annum and the principal and interest was due on demand. On November 15, 2013, we made a partial repayment of $50,000, on February 5, 2014 we made a partial repayment of $25,000 and in April 2014 we paid the remaining principal balance of $5,000. Mr. Silverman forgave the interest on the note.

On October 29, 2013, the Company entered into a 5% promissory note with Mr. Silverman in the principal amount of $30,000. Principal and accrued interest was due on demand. In April 2014, we made a partial repayment of $3,500 and in July 2014 we paid the remaining principal balance of $26,500. Mr. Silverman forgave the interest on the note.

On January 8, 2014, the Company entered into a promissory note with Michael Krawitz, who at the time was a member of the Company’s board of directors and who is currently serving as the Company’s chief legal and financial officer. The principal amount of the note is $60,000. The note bears interest at 5% per annum and the principal and interest is due on demand.

On January 15, 2014, the Company entered into a promissory note with Mr. Geissler in the principal amount of $40,000. The note bears interest at 5% per annum and the principal and interest is due on demand.

On January 15, 2014, the Company entered into a promissory note with Mr. Silverman in the principal amount of $60,000. The note bears interest at 5% per annum and the principal and interest is due on demand. In July, 2014, $11,500 of the note was repaid, in August 2014 an additional $18,800 of the note was repaid and as of November 18, 2014 the remaining principal balance of the note was repaid in full. Mr. Silverman forgave the interest on the note.

On March 4, 2014, the Company entered into a promissory note with its director, Daniel Penni, in the principal amount of $25,000. The note bears interest at 5% per annum and is due on demand.

On April 16, 2014, the Company entered into a promissory note with its director, Ned Siegel, in the principal amount of $30,000. (Mr. Siegel was not a director at the time the note was issued.) The note bears interest at 9% per annum and is due April 16, 2015. Effective May 30, 2014, the note became convertible into shares of common stock at a price of $0.35 per share

On May 1, 2014, the Company entered into a promissory note with its director, Ned Siegel, in the principal amount of $20,000. (Mr. Siegel was not a director at the time the note was issued.) The note bears interest at the rate of 9% per annum and is due May 1, 2015. Effective May 30, 2014, the note became convertible into shares of common stock at a price of $0.35 per share. The note was issued with warrants to acquire 100,000 shares of the Company’s common stock with an exercise price of $0.35 per share.

Agreements to Convert Officer Liabilities into Equity

As more fully described in the foregoing discussion of the Company’s Series D Preferred Stock, effective October 31, 2014 the Company entered into agreements with Messrs. Silverman and Geissler whereby they agreed to convert amounts owed to them by the Company, aggregating approximately$1.8 million, into shares of the Company’s Series D Preferred Stock.

Review, Approval or Ratification of Transactions with Related Parties

Our audit committee’s charter requires review and approval of any proposed related party transaction, conflicts of interest and any other transaction for which independent review is necessary or desirable to achieve the highest standards of corporate governance. It is also our unwritten policy, which policy is not otherwise evidenced, for any related party transaction that involves more than a de minimis obligation, expense or payment, to obtain approval by our Board of Directors prior to our entering into any such transaction. In conformity with our various policies on related party transactions, the above transactions discussed in this “Certain Relationships and Related Transactions” section had been reviewed and approved by our Board of Directors.

EXECUTIVE OFFICERS

Our executive officers, their ages and business experience, as of November 10, 2014, are set forth below:

Name	Age	Position
Scott R. Silverman	50	Chief Executive Officer
Randolph K. Geissler	54	President
Michael E. Krawitz	45	Chief Legal and Financial Officer
Marc S. Gelberg	49	Chief Accounting Officer and Vice President of Financial Reporting

Scott R. Silverman	A summary of Mr. Silverman’s experience is set forth above in connection with his status as a director.

Randolph K. Geissler

Mr. Geissler, age 54, is currently the Company’s president. He also is currently the chief executive officer of Geissler Corporation. Mr. Geissler previously served as the chief executive officer of Geissler Technologies from 2004 to 2008 and as chief executive officer of Destron Fearing Corporation (then known as Digital Angel Corporation) from 1993 to 2003. Mr. Geissler specializes in managing companies and technologies focused on RFID, and he is the developer of the implantable microtransponder for animal identification.

Michael E. Krawitz

Mr. Krawitz, age 45, was appointed our chief legal and financial officer effective January 31, 2014. He served as a member of our Board of Directors from July 2013 to June 2014. Mr. Krawitz served as chief executive officer of PEAR, LLC, a provider of renewable energy and financing for renewable energy projects, from February 2011 to January 31, 2014. From July 2010 until February 2011, he served as chief executive officer of Florida Sunshine Investments I, Inc. He previously served as the chief executive officer and president of the Company from December 2006 to December 2007, executive vice president from March 2003 until December 2006, and as a member of the Company’s Board of Directors from July 2007 until December 2007. Mr. Krawitz served as a member on the Board of Directors of Steel Vault Corporation from July 23, 2008 until November 11, 2009 and has served on the Board of Directors of PositiveID Corporation since November 2008. He practiced law at Fried, Frank, Harris, Shriver & Jacobson in New York from 1994 to 1999. Mr. Krawitz earned a bachelor of arts degree from Cornell University in 1991 and a juris doctorate from Harvard Law School in 1994.

Marc S. Gelberg

Mr. Gelberg, age 49, was appointed our chief accounting officer and vice president of financial reporting effective October 30, 2014. Mr. Gelberg was previously corporate controller of Fusion Telecommunications International, Inc., a provider of unified communications and cloud services, since April of 2011, assuming the additional responsibilities of vice president of finance and senior vice president of finance in November of 2012 and March of 2014, respectively.  From November of 2010 through March of 2011, Mr. Gelberg served as an SEC Reporting consultant for China Direct Industries, Inc., primarily serving its client companies.  From February of 2008 through September 2010, Mr. Gelberg was vice president, corporate controller for Cross Match Technologies, Inc. and from July of 2006 through February of 2008 he was vice president of accounting and financial reporting for ION Media Networks, Inc. Mr. Gelberg holds a Bachelor’s Degree in Economics from the State University of New York at Albany, and received his certified public accounting certification from the State of New York in 1994.

There are no family relationships among our executive officers or directors.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned in or with respect to our fiscal year 2012 and 2013 by:

●	each person who served as our chief executive officer in 2013;
●	each person who served as our chief financial officer in 2013; and
●	our other most highly compensated executive officer (our president) who was serving at December 31, 2013.

We had no other executive officers during any part of 2013. We refer to these officers collectively as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards(6)	Option Awards		Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Scott R. Silverman (1)	2013	$330,000	$430,000	$—	$537,007	(7)	$—	$54,731	(8)	$1,351,738
Chief Executive Officer	2012	300,000	300,000	—	—		—	47,595	(9)	647,595
Randolph K. Geissler(2)	2013	$200,000	$275,000	$1,350,000	$537,007	(7)	$—	$—		$2,362,007
President	2012	66,667	—	—	—		—	—		66,667
Daniel E. Penni (3)	2013	$—	$—	$—	$—		$—	$—		$—
Former Interim Chief	2012	—	—	—	—		—	—		—
Executive Officer and President
Lorraine M. Breece (4)	2013	$142,700	$50,000	$—	$—		$—	$2,629	(10)	$195,329
Former Chief Financial Officer	2012	140,000	25,000	—	3,347		—	4,077	(11)	172,424
L. Michael Haller (5)	2013	$50,000	$—	$—			$—	$18,646	(12)	$68,646
Former Chief	2012	52,658	—	—	76,085		—	427	(13)	129,170
Executive Officer and President

(1)

Mr. Silverman was hired as our chief executive officer on July 8, 2013 in connection with the Exchange Agreement. The Exchange Agreement was treated as a reverse acquisition and, accordingly, we have included Mr. Silverman’s compensation in the table above for the twelve months ended December 31, 2013 and 2012. Mr. Silverman founded our subsidiary, VAC, in December 2011. From January 1, 2013 to July 7, 2013, the portion of Mr. Silverman’s salary, bonus and option award earned by him was $171,875, $171,875 and $537,007, respectively. A portion of the 2013 Other Compensation was also earned by Mr. Silverman prior to the Exchange Agreement as noted in footnote 8 below.

(2)

Mr. Geissler was hired as our president on July 8, 2013 in connection with the Exchange Agreement. The Exchange Agreement was treated as a reverse acquisition and, accordingly, we have included Mr. Geissler’s compensation in the table above for the twelve months ended December 31, 2013 and for the period September 1 to December 31, 2012. Mr. Geissler was hired by our subsidiary, VAC, effective September 1, 2012. From January 1, 2013 to July 7, 2013, the portion of Mr. Geissler’s salary, bonus and option award earned by him was $104,167, $104,167 and $537,007, respectively.

(3)

Mr. Penni was interim chief executive officer and president from January 31, 2012 to August 23, 2012 and from May 3, 2013 to July 7, 2013. Mr. Penni was also chairman of the Board of Directors during 2012 and from January 1, 2013 to July 7, 2013, and earned $45,935 of director fees for 2013, and $81,000 of director fees in 2012. In addition, Mr. Penni received 3,333 stock options in September 2012 for his services as a director. The option award was valued at $6,695 on the date of grant. These director fees and option award are not included in the compensation table above as the fees and options were awarded to Mr. Penni in his capacity as a member of our Board of Directors. Mr. Penni did not receive any compensation for his service as our interim chief executive officer and president during 2012 or 2013. Mr. Penni continues to serve as a member of our Board of Directors.

(4)

Ms. Breece served as our chief financial officer from August 1, 2011 to January 30, 2014.  Effective January 31, 2014, Mr. Krawitz was appointed our chief legal and financial officer.  Ms. Breece’s resigned from the Company effective August 8, 2014.

(5)	Mr. Haller was appointed as chief executive officer effective August 23, 2012, and resigned as chief executive officer effective May 3, 2013.

(6)

Mr. Geissler was granted 858,747 shares of restricted stock on January 1, 2013 under the terms of his employment agreement. The amount of compensation reflects the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718.

(7)

Messrs. Silverman and Geissler were each granted 381,655 stock options during 2013. The amount of compensation reflects the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718.

(8)

Amount represents payments made for Mr. Silverman in 2013 in connection with Mr. Silverman’s employment agreement as follows: $37,500 for reimbursement of unallocable expenses, $5,000 for medical expense reimbursement, $3,587 for disability insurance, $1,238 for life insurance, $5,936 for personal use of a company car, and $1,470 for cellular telephone and internet service. As discussed in footnote 1 above, the following amounts were earned by Mr. Silverman during the period January 1 to July 7, 2013: $22,500 for reimbursement of unallocable expenses, $619 for life insurance, $1,716 for personal use of a company car, and $1,208 for cellular telephone and internet service.

(9)

Amount represents payments made for Mr. Silverman in 2012 as follows: $45,000 for reimbursement of unallocable expenses, $309 for life insurance, $1,098 for personal use of a company car, and $1,188 for cellular telephone and internet service.

(10)	Amount represents $2,629 for Ms. Breece’s cellular telephone and internet services paid for during 2013.

(11)	Amount represents $4,077 for Ms. Breece’s cellular telephone and internet services paid for during 2012.

(12)

Amount represents $10,000 of severance paid to Mr. Haller under the terms of an amendment to his employment agreement, which is more fully discussed below under section titled “Executive Employment Arrangements with Former Named Executive Officers.” During 2013, Mr. Haller was also paid $7,951 for accrued vacation hours and $695 for cellular telephone and internet services.

(13)	Amount represents $427 for Mr. Haller’s cellular telephone and internet services paid for during 2012.

Narrative Disclosure to Summary Compensation Table and Additional Narrative Disclosure

Executive Employment Arrangements

Our 2013 and 2012 Incentive and Recognition Policies

We did not establish an incentive and recognition plan for our named executive officers for 2013 and 2012.

Potential Payments Upon Termination or Change in Control

We had entered into employment agreements with certain of our former named executive officers that required us to make payments upon termination or a change in control of the Company. These arrangements are discussed below in the section “Executive Employment Arrangements with Former Named Executive Officers.”

We have entered into employment agreements with Messrs. Silverman, Geissler and Krawitz. Previously, Messrs. Silverman and Geissler had employment agreements with VAC.

Scott R. Silverman Employment Agreements

Effective January 1, 2012, Mr. Scott R. Silverman entered into the Employment and Non-Compete Agreement, or the 2012 Employment Agreement, with VAC. The 2012 Employment Agreement terminated five years from the effective date. The 2012 Employment Agreement provided for an annual base salary in 2012 of $300,000 with minimum annual increases of 10% of the base salary and an annual bonus equal to the annual base salary then in effect. Mr. Silverman was also entitled to an annual non-allocable expense payment of $45,000 each year and other fringe benefits. If Mr. Silverman’s employment was terminated prior to the expiration of the term of the 2012 Employment Agreement, Mr. Silverman was to receive (i) all earned but unpaid salary and bonuses; (ii) the greater of the base salary from the date of termination through December 31, 2016 or two times the base salary; and (iii) the average bonus paid by us to Mr. Silverman for the last three full calendar years (or such lesser time period if the 2012 Employment Agreement was terminated less than three years from the effective date), plus certain fringe benefits required to be paid by us. In addition, the 2012 Employment Agreement contained a change of control provision that provided for the payment of five times the then current base salary and five times the average bonus paid to Mr. Silverman for the three full calendar years immediately prior to the change of control, as defined in the 2012 Employment Agreement. Any outstanding stock options and restricted stock held by Mr. Silverman as of the date of his termination or a change of control became vested and exercisable as of such date, and remained exercisable during the remaining life of the option. Mr. Silverman’s 2012 Employment Agreement was terminated effective July 8, 2013 at which time Mr. Silverman entered into a new employment agreement effective with the closing of Exchange Agreement, which was amended and restated on November 14, 2013, or the Silverman Employment Agreement, appointing Mr. Silverman as our chairman and chief executive officer, effective as of July 8, 2013 until December 31, 2016. Under the Silverman Employment Agreement, Mr. Silverman will receive a base salary of $330,000, which base salary will be reviewed annually and is subject to a minimum increase of 5% per calendar year during each year of the term. Accordingly, Mr. Silverman’s base salary was increased to $346,500 beginning January 1, 2014. During the term, Mr. Silverman will be eligible to receive an annual bonus, based on performance metrics and goals as determined annually by the Board of Directors, with the amount of such bonus to be determined based upon the annual objectives determined by the Compensation Committee of the Board of Directors, but in no event to be less than 100% of earned base salary for the applicable year. The bonus shall be paid in cash or, if Mr. Silverman and the Company agree at the time, using shares of the Company’s common stock, at a valuation equal to fair market value.  On January 30, 2014, the Compensation Committee of the Board of Directors authorized a discretionary bonus in the amount of $100,000 to be paid to Mr. Silverman. This discretionary bonus is in addition to Mr. Silverman’s minimum bonus for 2013 under the terms of his employment agreement. The discretionary bonus has been accrued, and will be paid in cash after the Compensation Committee determines we have adequate working capital to make such payments, or, if we are permitted to do so without triggering a reset provision on any outstanding warrants and Mr. Silverman so elects, in shares of our common stock, in which case the amount of the bonus would be increased by 25%.

Under the Silverman Employment Agreement, the Company agreed to satisfy certain currently unpaid contractual obligations under the 2012 Employment Agreement aggregating $912,116, or the Silverman Contractual Obligations, if Company receives gross proceeds of an aggregate of $3,000,000 in cash in any capital investment or capital raise or series of capital investments or capital raises. The Silverman Contractual Obligations shall be payable as follows: (i) one-third (1/3) in cash and (ii) two-thirds (2/3) in shares of restricted Company common stock, based on the closing price of the Company’s common stock on the closing date of the investment. On October 31, 2014, the Silverman Contractual Obligations, among other amounts owed to Mr. Silverman, were settled with shares of the Company’s Series D Preferred Stock.

If Mr. Silverman’s employment is terminated prior to the expiration of the term, certain payments become due. In the event Mr. Silverman is terminated with cause or he terminates for any reason other than good reason, Mr. Silverman is entitled to receive (i) earned or accrued but unpaid, base salary, through the date of termination, (ii) any bonus earned or accrued and vested, but unpaid, (iii) the economic value of the employee’s accrued, but unused, vacation time, and (iv) any unreimbursed business expenses incurred by the employee (collectively, the “Accrued Obligations”). In the event Mr. Silverman is terminated without cause or he terminates for good reason, or upon his death, Mr. Silverman is entitled to receive the Accrued Obligations and a termination payment equal to his base salary from the date of termination through December 31, 2016, (or two years whichever is longer) plus bonus for such period, with such bonus being determined based upon the time remaining between the date of termination and December 31, 2016 (or two years, whichever is longer) and with the rate of bonus to be based upon the average annual bonus paid by the Company to Mr. Silverman over the last three (3) full calendar years (or if the Agreement is terminated before Mr. Silverman has been employed by the Company for three (3) full calendar years, for purposes of calculating the average Annual Bonus, the Company will use 100% of Mr. Silverman’s base salary as the annual bonus) plus certain benefits as set forth in the Silverman Employment Agreement.

In addition, the Silverman Employment Agreement contains a change of control provision that provides for the payment of 299% of Mr. Silverman’s base salary plus 299% of the average annual bonus paid over the last three (3) full calendar years (or 60% of base salary if the Silverman Employment Agreement is terminated before Mr. Silverman has been employed for three (3) full years). Any outstanding stock options and unvested restricted stock held by Mr. Silverman as of the date of termination (other than for cause or by Mr. Silverman without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Silverman is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Silverman Employment Agreement also contains non-compete and confidentiality provisions, which are effective from the date of employment through eighteen months from the date the Silverman Employment Agreement is terminated. However the non-compete provisions are not applicable if the employee is terminated not-for-cause of if the employee terminates for good reason as those terms are defined in the agreement.

Randolph Geissler Employment Agreements

On January 2, 2013, VAC entered into an employment agreement with our president, Mr. Randolph Geissler with an effective date of September 1, 2012, or the Geissler 2012 Agreement. The Geissler 2012 Agreement called for an annual base salary of $200,000 and discretionary annual and incentive bonuses. The term of the Geissler 2012 Agreement was two years from the effective date and could be extended by mutual consent of the parties. The Geissler 2012 Agreement also provided for the issuance on January 2, 2013 of 4.5 million restricted shares of our common stock, which vested the earlier of January 2, 2015 or a change of control of VAC. Payments of compensation under the Geissler 2012 Agreement commenced within 30 days of VAC receiving a capital investment from any third party in excess of $5.0 million, the first payment of which was to be retroactive to September 1, 2012 and included any and all sums due and owing to Mr. Geissler at that time. Upon termination of the Geissler 2012 Agreement by Mr. Geissler or us, Mr. Geissler was entitled to receive any earned but unpaid salary and bonuses and all outstanding stock options and restricted stock was to be forfeited. Upon termination of the agreement by us without cause, Mr. Geissler was also entitled to receive certain fringe benefits through December 2014. Upon a change of control as defined in the agreement, Mr. Geissler was entitled to receive any earned but unpaid salary and bonuses and any outstanding stock options and restricted stock was to vest and the stock options were to remain exercisable through the life of the option. The Geissler 2012 Agreement was terminated effective July 8, 2013 at which time Mr. Geissler entered into a new employment agreement effective with the closing of Exchange Agreement, which was amended and restated on November 14, 2013, the (“Geissler Employment Agreement”) appointing Mr. Geissler as president of Company, effective as of July 8, 2013. The Geissler Employment Agreement is for a term of two (2) years and is renewable for additional one (1) year periods upon mutual agreement. Under the Geissler Employment Agreement, Mr. Geissler will receive a base salary of $200,000, which base salary will be reviewed annually and is subject to a minimum increase of 5% per annum each calendar year. Accordingly, Mr. Geissler’s salary was increased to $210,000 beginning January 1, 2014. Mr. Geissler is eligible to receive an annual bonus, based on performance metrics and goals as determined annually by the Board of Directors, with the amount of such bonus to be determined based upon the annual objectives determined by the Compensation committee of the Board of Directors, but in no event to be less than 100% of earned base salary for the applicable year. The bonus shall be paid in cash or, if Mr. Geissler and the Company agree at the time, using shares of the Company’s common stock, at a valuation equal to fair market value. On January 30, 2014, the Compensation Committee of the Board of Directors authorized a discretionary bonus in the amount of $75,000 to be paid to Mr. Geissler. This discretionary bonus is in addition to Mr. Geissler’s minimum bonus for 2013 under the terms of his employment agreement. The discretionary bonus has been be accrued, and will be paid in cash after the Compensation Committee determines we have adequate working capital to make such payments, or, if we are permitted to do so without triggering a reset provision on any outstanding warrants and Mr. Geissler so elects, in shares of our common stock, in which case the amount of the bonus would be increased by 25%.

Mr. Geissler is also entitled to the following: (i) the Company shall, at its option, either lease for Mr. Geissler an automobile, or reimburse Mr. Geissler for the lease or financing payments incurred by Mr. Geissler on his automobile, the amount of such reimbursement to be reasonably comparable to 75% of the current cost on the automobile then being provided to the Company’s chief executive officer. The Company shall reimburse car-related expenses; (ii) the Company shall, at its option, either provide to Mr. Geissler disability insurance that provides standard disability coverage and terms, in an amount of at least equal to $15,000 per month until age 65, or reimburse Mr. Geissler for the premium payments incurred by him for disability insurance coverage for himself, the amount of such reimbursement to be reasonably comparable to the current cost of his disability insurance; (iii) the Company shall provide comprehensive health insurance as it provides to other executives and employees; (iv) reimbursement for expenses related to business attire in an amount not to exceed $950 per month; and (v) if the Company elects to secure a key man life insurance policy on the life of Mr. Geissler, it will provide a split-dollar policy.

Under the Geissler Employment Agreement, the Company agreed to satisfy certain currently unpaid contractual obligations under Mr. Geissler’s January 2, 2013 employment agreement of $166,666, or the Geissler Contractual Obligations, if the Company receives gross proceeds of an aggregate of $3,000,000 in cash in any capital investment or capital raise or series of capital investments or capital raises. The Geissler Contractual Obligations shall be payable as follows: (i) one-third (1/3) in cash and (ii) two-thirds (2/3) in shares of restricted Company common stock, based on the closing price of a share of the Company’s common stock on the closing date of the investment. On October 31, 2014, the Geissler Contractual Obligations, among other amounts owed to Mr. Geissler, were settled in shares of the Company’s Series D Preferred Stock.

If Mr. Geissler’s employment is terminated for cause or he terminates for any reason other than good reason, Mr. Geissler is entitled to receive the Accrued Obligations. In the event Mr. Geissler is terminated without cause or he terminates for good reason or termination upon his death, Mr. Geissler is entitled to receive the Accrued Obligations and a termination payment equal to one times his base salary plus the previous year’s bonus, but no less than one times his base salary. In the event that Mr. Geissler is terminated as a result of a change in control, Mr. Geissler is entitled to receive the Accrued Obligations and a termination payment equal to two times his base salary, plus the previous year’s bonus, but no less than two times his base salary. Any termination payment shall be payable to Mr. Geissler in cash, or if Mr. Geissler agrees, in shares of the Company’s common stock valued at market value. Any outstanding stock options and unvested restricted stock held by Mr. Geissler as of the date of termination (other than for cause or by Mr. Geissler without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Geissler is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Geissler Employment Agreement also contains non-compete and confidentiality provisions, which are effective from the date of employment through one year from the date the Geissler Employment Agreement is terminated. However the non-compete provisions are not applicable if the employee is terminated not-for-cause of if the employee terminates for good reason as those terms are defined in the agreement.

Michael E. Krawitz Employment Agreement

Effective January 31, 2014, we entered into an employment agreement with Michael Krawitz to serve as our Chief Legal and Financial Officer, or the Krawitz Employment Agreement. The Krawitz Employment Agreement is for an initial term of two (2) years and is renewable for additional one (1) year terms upon mutual agreement of the parties. Under the Krawitz Employment Agreement, Mr. Krawitz will receive a base salary of $210,000, which base salary will be reviewed annually by the Compensation Committee and is subject to a minimum increase of 5% per annum, with the first increase to be effective on January 1, 2015. Mr. Krawitz is also entitled to (i) disability insurance or reimbursement of disability insurance in an amount at least equal to $15,000 per month until age 65; (ii) health insurance; (iii) an automobile or reimbursement of lease or financing payments incurred, the amount of such reimbursement to be reasonably comparable to 75% of the current cost of the automobile being provided to our Chief Executive Officer; and (iv) life insurance. During the term of the Krawitz Employment Agreement, Mr. Krawitz is eligible to receive an annual bonus based on performance metrics and goals as determined annually by the Company’s Board of Directors, with the amount of such bonus to be determined based upon annual objectives determined by the Compensation Committee of the Board of Directors, but in no event will be less than 100% of Mr. Krawitz’s earned base salary for the applicable year.

If Mr. Krawitz’s employment is terminated prior to the expiration of the term, certain payments become due. In the event Mr. Krawitz is terminated with cause or he terminates for any reason other than good reason, Mr. Krawitz is entitled to receive (i) earned or accrued but unpaid, base salary, through the date of termination, (ii) any bonus earned or accrued and vested, but unpaid, (iii) the economic value of the employee’s accrued, but unused, vacation time, and (iv) any unreimbursed business expenses incurred by the employee, collectively, the Krawitz Accrued Obligations. In the event Mr. Krawitz is terminated without cause or he terminates for good reason, Mr. Krawitz is entitled to receive the Krawitz Accrued Obligations and a termination payment equal to his base salary plus the previous year’s bonus (but no less than one times his base salary). In the event that Mr. Krawitz is terminated as a result of a change in control, Mr. Krawitz is entitled to receive any Krawitz Accrued Obligations and a termination payment equal to two times his base salary, plus the previous year’s bonus, but no less than two times his base salary. Any outstanding stock options and unvested restricted stock held by Mr. Krawitz as of the date of termination (other than for cause or by Mr. Krawitz without good reason) or a change of control shall become vested and exercisable as of such date, and remain exercisable during the life of the option. In the event Mr. Krawitz is terminated for cause or terminates without good reason, any unvested options and restricted stock awards shall terminate and all vested options shall remain exercisable for a period of ninety (90) days. The Krawitz Employment Agreement also contains non-compete provisions, which are effective from the date of employment through one year from the date the Krawitz Employment Agreement is terminated. However the non-compete provisions are not applicable if the employee is terminated not-for-cause of if the employee terminates for good reason as those terms are defined in the agreement.

Executive Employment Arrangements with Former Named Executive Officers

We had not entered into any employment agreements, termination or change in control arrangements with Mr. Penni. We entered into a letter agreement with Ms. Breece in August 2011, under which we agreed to pay Ms. Breece an annual salary of $140,000. Per the letter agreement, we were required to give Ms. Breece a ninety-day termination payment if we terminated her employment with us. Ms. Breece resigned from employment with the Company effective August 8, 2014. On January 30, 2014, the Compensation Committee of the Board of Directors authorized a 2013 discretionary bonus in the amount of $50,000 to be paid to Ms. Breece. The discretionary bonus has been accrued, and will be paid in cash after the Compensation Committee determines we have adequate working capital to make such payments, or, if we are permitted to do so without triggering a reset provision on any outstanding warrants and the applicable employee so elects, in shares of our common stock, in which case the amount of the bonus would be increased by 25%.

A discussion of an employment agreement with our former named executive officer, Mr. Haller, follows:

L. Michael Haller

On August 23, 2012, the Board of Directors selected and approved L. Michael Haller to be our chief executive officer, president and a director. In connection with Mr. Haller’s appointment, we entered into the Original Employment Agreement, which provided that Mr. Haller would receive a base salary of $150,000. The Original Employment Agreement also provided that, if we terminated Mr. Haller’s employment without cause or Mr. Haller terminated his employment for good reason, Mr. Haller would receive a severance payment equal to the sum of one times his base salary. In addition, on August 27, 2012, Mr. Haller was granted stock options to purchase 333,333 shares of our common stock, with an exercise price of $1.50 per share, of which 66,666 vested on August 27, 2012 and were granted as a signing bonus. The remaining 266,667 options were performance-based and would vest upon achievement of specified targets. The stock options, which were granted outside of the company’s stock option plans as an inducement to employment, had an expiration date of August 26, 2022.

Unvested stock options held by Mr. Haller would become fully vested and exercisable on a pro-rata basis to the extent that Mr. Haller had achieved some or all of the applicable incentive targets as outlined for each unvested Tranche upon any termination of employment by us without cause, or by Mr. Haller for good reason or due to Mr. Haller’s disability or death, which occurred at least six months after the effective date of the Original Employment Agreement and would remain exercisable for a period of sixty (60) days following any such termination (subject to earlier expiration of the original option term). Upon any termination of employment by us for cause, by Mr. Haller for any reason other than good reason, or Mr. Haller terminated his employment for any reason, all unvested options terminated immediately.

In the event of a change in control, as defined in the agreement, all unvested stock options would immediately accelerate and become vested. The Original Employment Agreement also contained non-compete and confidentiality provisions, and also included a commitment to nominate and support Mr. Haller and one additional person named by Mr. Haller for election to the Board of Directors, subject to stockholder election.

Effective May 3, 2013, we entered into the Amendment to Employment Agreement with Mr. Haller, which amended and terminated the Original Employment Agreement. Under the terms of the Amended Employment Agreement: (i) Mr. Haller resigned as the Company’s Chief Executive Officer, President and director upon the closing of the sale of the Company’s mobile game application business on May 3, 2013, (ii) the Company paid Mr. Haller all accrued but unpaid obligations due under the Original Employment Agreement plus a cash lump sum of $10,000 in lieu of any severance or similar payments that might have been required under the Original Employment Agreement, (iii) the Company waived the non-compete and non-solicitation provisions contained in the Original Employment Agreement, and (iv) both parties mutually agreed to release each other from any other claims that they may have against each other. The Amended Employment Agreement further stated that Mr. Haller’s stock option to purchase 66,666 shares of the Company’s common stock at $1.50 per share, which vested on August 27, 2012, may be exercised for a period of sixty (60) days following the effective date of the Amended Employment Agreement. Mr. Haller did not exercise these options and, accordingly, they expired on July 2, 2013. In addition, Mr. Haller’s stock options to purchase up to 266,667 shares, which were not vested as of the date of the Amended Employment Agreement, were forfeited as of such date.

Outstanding Equity Awards as of December 31, 2013

The following table provides information as of December 31, 2013 regarding unexercised stock options and restricted stock awards granted to each of our named executive officers by us.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares of Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Scott R. Silverman
	729				$972.00	01/25/2014
	2,917				$588.00	02/18/2014
	1,167				$871.20	02/25/2015
	817				$962.40	03/07/2015
	2,333				$559.20	06/14/2016
	190,833				$0.05	03/16/2020
	190,833				$0.05	12/09/2021
		381,665	(1)		$1.57	02/07/2018
Randolph Geissler
	127,222				$0.05	03/16/2020
		381,665	(1)		$1.57	02/07/2018
							858,747	(2)	$1,966,531
Lorraine M. Breece (3)	583				$266.40	08/15/2017
	15				$360.00	06/20/2018
	15				$768.00	06/20/2018
	21				$360.00	06/20/2018
	278				$15.60	12/12/2018
	1,667				$2.10	09/09/2022
Daniel E. Penni
	417	—		—	$328.80	07/02/2015
	115	—		—	$360.00	06/20/2018
	42	—		—	$768.00	06/20/2018
	833	—		—	$15.60	12/12/2018
	417	—		—	$32.40	10/01/2019
	3,333	—		—	$2.10	09/09/2022
L. Michael Haller(4)	—	—		—	$—	—

(1)	Stock options vested on January 1, 2014
(2)	Restricted stock vests on January 1, 2015
(3)	Ms. Breece resigned as an employee of the Company effective August 8, 2014.
(4)	Mr. Haller resigned as president, chief executive officer and director of the Company effective May 3, 2013.

2013 Option Exercises and Stock Vested

None of our named executive officers exercised options during the year ended December 31, 2013. On January 25, 2013, 42 shares of restricted stock vested for Mr. Penni.

Pension Benefits

None of our named executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

Nonqualified Deferred Compensation

None of our named executive officers are covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Stock Option and Other Compensation Plans Outstanding as of December 31, 2013

Stock Options and Other Awards Granted under the 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan and the Amended and Restated Digital Angel Corporation Transition Stock Option Plan.

The 1999 Flexible Stock Plan, the 2003 Flexible Stock Plan and the Amended and Restated Digital Angel Corporation Transition Stock Option Plan, or the Digital Angel Plan, are long-term plans designed to link rewards with stockholder value over time. Stock options are granted to aid in the retention of employees and to align the interests of employees with stockholders. The value of the stock options to an employee increases as the price of our stock increases above the fair market value on the grant date, and the employee must remain in our employ for the period required for the stock option to be exercisable, thus providing an incentive to remain in our employ.

The 2003 Flexible Stock Plan and the Amended and Restated Digital Angel Corporation Transition Stock Option Plan are also designed to encourage ownership of our common stock by employees, directors and other individuals, and to promote and further our best interests by granting options and other stock awards. Under these plans, we may grant awards of our common stock in lieu of payments of cash compensation pursuant to the mutual agreement of the participant and us. During 2013, no options were granted to directors, employees and consultants, under these plans.

Stock Options Granted under the 1999 Employees Stock Purchase Plan.

The 1999 Employees Stock Purchase Plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code, or Code, provides eligible employees with an opportunity to accumulate, through payroll deductions, funds to be used toward the purchase of our stock pursuant to options granted under the plan. Options granted in connection with an offering under the plan permit the option holder to purchase our stock at a price per share equal to 85% of the fair market value of the stock on (i) the date on which the option was granted (i.e., the first business day of the offering) and (ii) the date on which the option was exercised (i.e., the last business day of the offering), whichever is less. Section 423 of the Code also provides certain favorable tax consequences to the option holder, provided that the stock acquired under the plan is held for a specified minimum period of time. Under FAS 123R, which became effective for us on January 1, 2006, options granted under the plan may be compensatory. During 2013, we did not grant any options under the plan.

Digital Angel Corporation 2013 Stock Incentive Plan

On July 12, 2013, pursuant to the Exchange Agreement, a majority of our voting stockholders adopted resolutions by written consent approving the Digital Angel 2013 Stock Incentive Plan (the “2013 Plan”) under which employees, including officers and directors, and consultants may receive awards. The aggregate number of shares of the Company’s common stock that may be subject to awards under the 2013 Plan, subject to adjustment upon a change in capitalization, is 5.0 million shares. Such shares of common stock may be authorized, but unissued, or reacquired shares of common stock. Shares of common stock that were subject to 2013 Plan awards and that expire or become unexercisable without having been exercised in full become available for future awards under the 2013 Plan. Awards under the 2013 Plan include incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock performance units, performance shares, cash awards and other stock based awards. The purposes of the 2013 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants, to promote the success of the Company’s business and to link participants’ directly to stockholder interests through increased stock ownership. The 2013 Plan became effective on October 18, 2013. On October 18, 2013, the outstanding stock options under the three VAC’s stock plans were converted into options to acquire 2.6 million shares of the Company’s common stock under the 2013 Plan and VAC’s three former stock plans were terminated. No additional options were granted under the 2013 Stock Plan during 2013.

Securities Authorized for Issuance Under Equity Compensation Plans

During 2013, we converted 13.4 million stock options, which were previously granted under VAC’s stock plans, into options to acquire 2.6 million shares of the Company’s common stock under the terms of the Exchange Agreement. The following table presents information regarding options and rights outstanding under our compensation plans as of December 31, 2013:

	Equity Compensation Plan Information
Plan Category (1)	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted- average exercise price per share of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,624,356	$8.71	2,502,551	(2)
Equity compensation plans not approved by security holders (3)	3,958	207.28	--
Total	2,628,314	9.01	2,502,551

(1)  A narrative description of the material terms of our equity compensation plans is set forth in Note 7 to our audited consolidated financial statements included in our 2013 Annual Report.

(2)  Includes 1,215 shares available for future issuance under our 1999 Employees Stock Purchase Plan.

(3)  We have made grants outside of our equity plans and have outstanding options exercisable for shares of our common stock. These options were granted as an inducement for employment or for the rendering of consulting services.

PROPOSAL 2

APPROVAL AND ADOPTION OF AN AMENDMENT TO OUR AMENEDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF THE COMPANY’S COMMON STOCK FROM 500 MILLION SHARES TO 10 BILLION SHARES

Our Amended and Restated Certificate of Incorporation provides that the total number of shares of common stock that we have the authority to issue is 500 million shares. Our Board of Directors adopted a resolution recommending that the stockholders approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 500 million shares to 10 billion shares. The large number of authorized shares is desirable for two reasons: (1) It is common in financing transactions for investors to insist on a share reserve, which are shares set aside that will not be issued to others and may be issued, but not necessarily will be issued, pursuant to the terms of the convertible instrument and warrants.  Such reserves are often far in excess of the number of shares that could be converted/exercised at current stock prices.  The Company has been requested for excess share reserves ranging from 25% to 400% of the hypothetical issuance as an additional share reserve.  Such excess reserved shares are not necessarily to be issued; they are a cushion in case the stock price falls.  As such, the Company needs far more shares authorized than it expects to actually issue.

The stock price, which as of the November 10, 2014 Record Date closed at a price per share of $0.003, is extremely low and has fallen considerably.  We have no assurance that our stock price will improve and it may fall further. Consequently, the lower stock price has resulted in a considerably higher number of issuable shares for existing convertible debt and any similar financing that we expect to require in the future and while the Company is hopeful that the price improves, it recognizes that to execute on its plan it will need to engage in equity-based or convertible financing transactions.  At the current market price, the company would require the large number of authorized shares to be available for potential financing transactions.  The terms of its recent financings have been consistent in that they have all been convertible debt, therefore requiring shares, and moreover requiring the enhanced reserve described above.  Accordingly, we expect terms of any future financing transactions to have the same requirements.

As of November 10, 2014, our capitalization was as follows:

Shares of our common stock authorized for issuance	500,000,000

Shares of our common stock issued and outstanding	217,858,803

Shares of our common stock issuable under terms of our Series D Preferred Stock at November 10, 2014	760,743,802

Shares of our common stock issuable upon the exercise of outstanding stock options having a weighted exercise price of $7.91 per share, under and outside of our stock plans	2,235,316

Shares of our common stock issuable upon exercise of outstanding warrants having a variable exercise price of $0.00096 per share at November 10, 2014, subject to adjustment based on the cashless exercise provisions	3,057,078,000	(1)

Shares of our common stock issuable upon exercise of outstanding warrants having fixed exercise prices ranging from $ 0.35 to $1.57 per share	740,318

Shares of our common stock issuable upon conversion of outstanding convertible promissory notes with variable conversion prices ranging from $0.00096 to $0.00120 at November 10, 2014 (if currently converted at the option of the holders) *	2,560,140,972

Shares of our common stock issuable upon conversion of outstanding convertible promissory notes with fixed conversion prices of $0.35 per share (includes a promissory note with a fixed conversion price if the note is converted at the option of the Company)	447,947

Shares of our common stock issuable under the terms of a promissory note (conversion shares are equal to 1/3 of our chief executive officer's beneficial holdings of common stock at November 10, 2014)	2,149,504

Shortfall of shares available for issuance as of November 10, 2014	(6,101,394,662	)(2)

*  Approximately 645,955,336 of the shares relate to convertible promissory notes that by their terms cannot be converted until dates beginning in January 2015. In addition, certain of the convertible promissory notes and outstanding common stock warrants contain restrictions on the amount of ownership percentages of the Company’s common stock, which we believe will further restrict the number of shares of our common stock issuable during the next several months.

(1) Includes 881,379,113 warrants held by PSID as more fully discussed in “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.”

(2) Does not include share reserves that are required to be set aside per the terms of certain convertible instruments and warrants that are in excess of the number of shares that could be converted/exercised at current stock prices.

Our Board of Directors believes that the increased number of authorized shares of common stock contemplated by the proposed amendment is desirable because it will allow the Company to continue to raise capital as needed. Although the Company has issued approximately 217.9 million shares as of November 10, 2014 out of 500 million authorized, numerous financing transactions require the Company to “reserve” or set aside non-issued shares for possible issuance in connection with such financings. Moreover, depending on the Company’s stock price at the times of conversion, it may be necessary to have more shares to comply with the provisions of outstanding convertible promissory notes, common stock warrants, the Series D Preferred Stock and to a lesser extent, outstanding stock options (none of the outstanding stock options are currently in-the money). As can be seen by the table above, if the Company’s stock price did not increase, by reverse split or otherwise, we currently do not have enough authorized shares of common stock to satisfy all of our outstanding derivative securities. We expect that we will need to obtain extensions of the terms of certain of our outstanding convertible promissory notes and permissions to delay the exercise of certain of our outstanding warrants until such time as we obtain stockholder approval for the increase in authorized shares. Failure to obtain stockholder approval for the increase in the number of authorized shares of our common stock and the modification of terms of certain of our existing convertible promissory notes and warrants will have a material adverse effect on the Company and may result in the Company being unable to continue as a going concern.

In addition, our Board of Directors believes that the increased number of authorized shares of our common stock contemplated by the proposed amendment is also desirable so that we may issue additional shares from time to time, without further action or authorization by the stockholders (except as required by law), if needed for such corporate purposes as may be determined by the Board of Directors. Such corporate purposes might include the acquisition of other businesses in exchange for shares of our stock; flexibility for possible future financings; and attracting and retaining valuable employees and directors through the issuance of additional stock options or other equity awards. Our Board of Directors considers the authorization of additional shares advisable to ensure prompt availability of shares for issuance should the occasion arise.

Due to our current financial position, it is imperative that we complete additional financings, however at the current time we do not have a sufficient number of authorized shares of common stock to permit us to conduct certain types of financings. Depending on the number of shares of our common stock that we issue or commit to issue pursuant to any additional financings, it could have a significant dilutive effect on our stockholders. Any shares we may issue will likely vary based on our stock price. If our stock price continues to decline, the dilution to our existing stockholders will become even greater than the historical dilution.

After giving effect to the amendment to our Amended and Restated Certificate of Incorporation to approve an increase in the number of authorized shares of our common stock, our capitalization would be as follows:

Shares of our common stock authorized for issuance	10,000,000,000

Shares of our common stock issued and outstanding as of November 10, 2014	217,858,803

Shares of our common stock issuable under terms of our Series D Preferred Stock at November 10, 2014	760,743,802

Shares of our common stock issuable upon the exercise of outstanding stock options having a weighted exercise price of $7.91 per share, under and outside of our stock plans	2,235,316

Shares of our common stock issuable upon exercise of outstanding warrants having a variable exercise price of $0.00096 per share at November10, 2014, subject to adjustment based on the cashless exercise provisions	3,057,078,000	(1)

Shares of our common stock issuable upon exercise of outstanding warrants having fixed exercise prices ranging from $ 0.35 to $1.57 per share	740,318

Shares of our common stock issuable upon conversion of outstanding convertible promissory notes with variable conversion prices ranging from $0.00096 to $0.00120 at November 10, 2014 (if currently converted at the option of the holders) *	2,560,140,972

Shares of our common stock issuable upon conversion of outstanding convertible promissory notes with fixed conversion prices of $0.35 per share (includes a promissory note with a fixed conversion price if the note is converted at the option of the Company)	447,947

Shares of our common stock issuable under the terms of a promissory note (conversion shares are equal to 1/3 of our chief executive officer’s beneficial holdings of common stock at November 10, 2014)	2,149,504

Total number of shares available for issuance as of November 10, 2014	3,398,605,338	(2)

*  Approximately 645,955,336 of the shares relate to convertible promissory notes that by their terms cannot be converted until dates beginning in January 2015. In addition, certain of the convertible promissory notes and outstanding common stock warrants contain restrictions on the amount of the Company’s common stock that the holders of the instruments may own, which we believe will further restrict the number of shares of our common stock issuable during the next several months.

(1) Includes 881,379,113 warrants held by PSID as more fully discussed in “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.”

(2) Does not include share reserves that are required to be set aside per the terms of certain convertible instruments and warrants that are in excess of the number of shares that could be converted/exercised at current stock prices.

Although an increase in the authorized shares of our common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Possible Dilutive Effects of the Amendment

If the amendment to the Certificate of Incorporation is approved, the additional authorized shares would be available for issuance at the discretion of our Board of Directors and without further stockholder approval. The additional shares of authorized common stock would have the same rights and privileges as the shares of common stock currently issued and outstanding. Holders of our common stock have no preemptive rights.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share and on stockholders’ equity (deficit) and voting rights. Furthermore, future sales of substantial amounts of our common stock, or the perception that these sales might occur, could adversely affect the then prevailing market price of our common stock or limit our ability to raise additional capital. Stockholders should recognize that, as a result of this proposal, they will own a smaller percentage of shares relative to the total authorized shares of the Company than they presently own.

Amended Certificate of Incorporation

The increase in the number of authorized shares of our common stock shall be changed by amendment to Article Three of our Amended and Restated Certificate of Incorporation. If our stockholders approve the proposed amendment, we will file the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware after the Annual Meeting. A copy of the proposed amendment to our Amended and Restated Certificate of Incorporation, as amended, is attached to this proxy statement as Annex D.

Dissenter’s Rights of Appraisal

Neither the DGCL nor our Amended and Restated Certification of Incorporation or Bylaws provide our stockholders with dissenters’ or appraisal rights in connection with this proposal.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock from 500 million shares to 10 billion shares.

PROPOSAL 3

DECREASE IN THE PAR VALUE OF THE COMPANY’S COMMON STOCK

FROM $0.01 PER SHARE TO $0.00001 PER SHARE

Purpose of the Decrease in Common Stock Par Value

The Company’s Board of Directors has determined that in order to: (i) reduce the par value to an amount less than the current trading price of the Company’s common stock; and (ii) to possibly result in a favorable impact on the amount of annual franchise taxes that the Company is obligated to pay, that it was beneficial to reduce the par value of the Company’s common stock from $0.01 per share to $0.00001 per share. Delaware franchise taxes are based on a formula that takes into account par value per share in the calculation of taxes due.

Amended Certificate of Incorporation

The common stock par value shall be changed by amendment to Article Three of our Amended and Restated Certificate of Incorporation. If our stockholders approve the proposed amendment, we will file the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware after the Annual Meeting. A copy of the proposed amendment to our Amended and Restated Certificate of Incorporation, as amended, is attached to this proxy statement as Annex D.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR approval and adoption of an amendment to our Amended and Restated Certificate of Incorporation to reduce the par value of the Company’s common stock from $0.01 per share to $0.00001 per share.

PROPOSAL 4

APPROVAL OF THE GRANTING OF DISCRETIONARY AUTHORITY TO THE BOARD OF DIRECTORS, FOR A PERIOD OF TWELVE MONTHS AFTER THE DATE THE COMPANY’S STOCKHOLDERS APPROVE THIS PROPOSAL, TO APPROVE A REVERSE STOCK SPLIT IN A RATIO NOT TO EXCEED 1-FOR-1000, TO DETERMINE THE EFFECTIVE DATE OF THE REVERSE STOCK SPLIT, AND TO FILE AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION EFFECTING THE REVERSE STOCK SPLIT, OR TO DETERMINE NOT TO PROCEED WITH THE REVERSE STOCK SPLIT.

Overview of the Reverse Stock Split

You are being asked to vote on an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of all of the issued and outstanding shares of the Company’s common stock, and for the granting of discretionary authority to the Board of Directors for a period of twelve months after the date the Company’s stockholders approve this proposal to determine the reverse stock split ratio, not to exceed a ratio of 1-for-1000, and the effective date of the reverse stock split, or to determine not to proceed with the reverse stock split. The Board of Directors has adopted a resolution approving, and recommending to the Company’s stockholders for their approval a proposal to amend the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split.

If the Company’s stockholders approve the proposal to amend the Amended and Restated Certificate of Incorporation to effect a reverse stock split as outlined above, and should the Board of Directors determine to proceed with the reverse stock split, the Company will file an amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware as soon as possible after the board’s decision. However, the par value of the Company’s common stock will not be increased proportionately. Upon the board’s decision to effect a reverse stock split, the number of authorized shares of common stock may be reduced at the board’s discretion; however, any such reduction may not represent a proportional reduction of authorized shares based upon the actual reverse stock split ratio. The reverse stock split will not change the number of authorized shares of preferred stock, or the par value of the Company’s preferred stock.

As of the Record Date, the Company had 154 stockholders of record.

Reasons for the Reverse Stock Split

The Company’s Board of Directors currently believes that it should implement a reverse stock split to reduce the number of issued and outstanding shares, which are a result, in part, of the Company’s past payment of debt obligations as well as associated common stock warrant exercises. In addition, because a reverse stock split decreases the number of outstanding shares but not the number of authorized shares, the reverse stock split would provide the company with additional availability of authorized shares which may be used for future financings as well as for conversions of existing convertible notes and exercises of existing warrants. In addition, the Company’s Board of Directors believes that a reverse stock split will facilitate the listing of the Company’s common stock on the OTCQB Marketplace, and may enhance the desirability and marketability of the Company’s common stock to the financial community and the investing public. This proposal is not being made in connection with any going private transaction, nor does management currently have any intention to effectuate the privatization of the Company.

If the Company effects the reverse stock split, the Company’s Board of Directors believes that the resulting reduction in the number of issued and outstanding shares of the Company’s common stock will better reflect the current market environment, will be more consistent with comparable technology companies and may encourage greater interest in the Company’s common stock by the investment community. The Company’s Board of Directors believes that the current market price of the Company’s common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of the Company’s common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers’ commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. The Company’s Board of Directors believes that if the reverse stock split has the effect of raising the trading price of the Company’s common stock, this will increase the attractiveness of the Company’s common stock to the investment community.

Effective October 12, 2014, the Company’s common stock was removed from the OTCQB Marketplace for failure to maintain a minimum bid price of $0.01 per share. The Company’s common stock is currently quoted on the OTC Pink. To be quoted on the OTCQB Marketplace, among other things, a company’s common stock must maintain a minimum bid price of $0.01 per share. The Company’s Board of Directors believes that a reverse stock split will facilitate regaining compliance with the OTCQB Marketplace minimum bid-price listing requirement (and possibly a relisting on the OTCQB) by causing an increase in the minimum bid price of the Company’s common stock to above the $0.01 per share minimum, although the Company cannot assure you that this will occur. If the Company does not regain compliance, and the Company’s common stock is ineligible to be re-quoted on the OTCQB Marketplace, this could significantly decrease the liquidity of the Company’s common stock and may result in a default under the terms of certain outstanding promissory notes.

There can be no assurance that the reverse stock split will result in the benefits described above under the heading “Reasons for the Reverse Stock Split.” Specifically, there can be no assurance that the market price of the Company’s common stock immediately after the effective date of the proposed reverse stock split would be maintained for any period of time or that such market price would approximate the multiple of the stock split ratio times the market price of the Company’s common stock before the reverse stock split. Accordingly, the total market capitalization of the Company’s common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Company’s common stock following the reverse stock split may not exceed or remain higher than the current market price. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split. The Company cannot assure you that the reverse stock split will not further adversely impact the market price of the Company’s common stock.

Furthermore, the Company cannot assure you that the reverse stock split will result in a per share price that will attract institutional investors and brokers. While the Company’s Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors and brokers.

Risks Associated with the Reverse Stock Split

This proxy statement includes forward-looking statements including statements regarding the Company’s intent to solicit approval of a reverse stock split, the timing of the proposed reverse stock split, and the potential benefits of a reverse stock split, including but not limited to increased investor interest, the possible re-quoting of the Company’s common stock on the OTCQB Marketplace, and the potential for a higher stock price. The words “believe,” “expect,” “will,” “may” and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of the Company, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include but are not limited to risks related to the volatility of the Company’s stock price, general market and economic conditions and risks related to the development of the Company’s business model. For a discussion of these and other risk factors that could affect the Company’s business, see “RISK FACTORS” in the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on April 15, 2014, as amended on August 19, 2014, and the MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS in the 2013 Annual Report.

Implementation and Effects of the Reverse Stock Split

If the Company’s stockholders approve the reverse stock split proposal and the Company’s Board of Directors implement the reverse stock split, which the Company’s Board of Directors may choose not to do at their discretion, the reverse stock split would have the following effects:

●

the number of shares of the Company’s common stock owned by each stockholder will automatically be reduced proportionately based on the reverse stock split ratio determined by the Company’s Board of Directors ;

●	a proportionate adjustment will not be made to the par value of the Company’s common stock, such that the stated value of the Company’s capital will be reduced;

●	the number of shares of the Company’s common stock issued and outstanding will be reduced proportionately;

●

proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of the Company’s common stock, which will result in approximately the same aggregate price being required to be paid for such options or warrants upon exercise of such options or warrants immediately preceding the reverse stock split;

●	a proportionate adjustment will be made to the per share conversion price under the terms of the Company’s outstanding convertible promissory notes and Series D Preferred Stock;

●	the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately based on the reverse stock split ratio.

The table set forth below illustrates the Company's hypothetical capitalization subsequent to reverse stock splits in varying ratios with the ratio of 1-for-1000 being the maximum ratio which may be effectuated by the Board of Directors pursuant to this proposal. This hypothetical model is based on the following assumptions: (i) the total shares issued and outstanding are based on the total outstanding as of the November 10, 2014, and (ii) the Company’s stockholders approve Proposal 2 in this proxy statement to increase the number of authorized shares of the Company’s common stock to 10 billion.

Hypothetical Reverse Stock Split Ratio	Shares of common stock Issued and Outstanding following Reverse Split	Shares of common stock Issued and Outstanding and Reserved for Future Issuance following Reverse Split (1)	Shares of common stock Authorized and Unreserved for Future Issuance following Reverse Split if not Proportionately Reduced (1)(2)	Shares of common stock Authorized and Unreserved for Future Issuance following Reverse Split if Proportionally Reduced (1)(2)

1-for-100 reverse split	2,178,588	66,013,947	9,933,986,053	33,986,053

1-for 500 reverse split	435,718	13,202,789	9,986,797,211	6,797,211

1-for 1000 reverse split (maximum)	217,859	6,601,395	9,993,398,605	3,398,605

(1) Includes shares underlying outstanding derivative securities based on the Company’s stock prices as of November 10, 2014 and as presented in Proposal 2 of this proxy statement. Does not reflect share reserves that are required to be set aside per the terms of certain convertible instruments and warrants that are in excess of the number of shares that could be converted/exercised at current stock prices.

(2) If the Board of Directors, in its discretion, elects to effect a reverse split of the Company's common stock it intends to reduce the authorized number of shares of common stock. However, such reduction of authorized shares may not be proportionate to the reverse stock split ratio.

The reverse stock split will be effected simultaneously for all of the Company’s common stock and the reverse split ratio will be the same for all of the Company’s common stock. The reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share. As described below, stockholders holding fractional shares will be entitled to cash payments in lieu of such fractional shares. Such cash payments will reduce the number of post-split stockholders to the extent there are stockholders presently holding fewer shares than the to-be-determined reverse split ratio, however that is not the purpose for which the Company is effecting the reverse stock split. The Company will continue to be subject to the periodic reporting requirements of the Securities and Exchange Act of 1934, as amended.

The Company’s Board of Directors may decide not to proceed with a reverse stock split for various reasons including, among others, an increase in the Company’s stock price above the OTCQB Marketplace minimum and general stock market/business conditions.

Potential for Significant Dilution of Equity Interest

The proposed reverse stock split will not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), and the number of authorized shares will most likely be reduced by the Board of Directors. However, if the Board of Directors elects not to reduce the number of authorized shares, it will significantly increase the ability of the Board of Directors to issue authorized but previously unissued shares without further stockholder action. At this time the Company has no plans to issue such additional shares, other than (i) as required for existing and additional financings, (ii) for conversion of the Series D Preferred Stock, and (iii) as incentives to employees and directors under the Company’s existing stock incentive plans.

The future issuance of such authorized shares may have the effect of diluting the company's earnings per share and book value per share, as well as the stock ownership and voting rights of the current holders of outstanding shares of the Company’s common stock. The effective increase in the number of authorized but unissued shares of the Company’s common stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company’s Amended and Restated Articles of Incorporation or By-laws.

Fractional Shares

No scrip or fractional share certificates will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of the Company’s common stock not evenly divisible by the reverse split ratio will be entitled, upon surrender of certificate(s) representing such shares, to a cash payment in lieu thereof. The cash payment will equal the product obtained by multiplying (a) the fraction to which the stockholder would otherwise be entitled by (b) the per share closing sales price of the Company’s common stock on the effective date of the reverse stock split. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other rights except to receive payment therefor as described herein.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares

The reverse stock split may result in a change in the number of authorized shares of the Company’s common stock at the discretion of the Company’s Board of Directors. Note, however that any reduction might not be in proportion to the reverse stock split ratio. Therefore, because the number of authorized shares of the Company’s common stock may not decrease proportionally (if at all) to the number of shares of the Company’s common stock issued and outstanding, the number of shares remaining available for future issuance under the Company’s authorized pool of common stock would increase. In addition, the Company will continue to have 4,998,159 authorized but unissued and undesignated shares of preferred stock.

These authorized but unissued shares of common and preferred stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of businesses or assets and sales of stock or securities convertible into common stock. The Company believes that the availability of the authorized but unissued shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of the Company’s common stock may be diluted. Also, if the Company issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its common stock.

Other Effects on Issued and Outstanding Shares

If a reverse stock split is implemented, the rights and preferences of the issued and outstanding shares of the Company’s common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and non-assessable.

In addition, the reverse stock split would result in some stockholders owing “odd-lots” of fewer than 100 shares of the Company’s common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

Accounting Matters

The reverse stock split will not increase the par value of the Company’s common stock on a proportional basis. Accordingly, on the effective date of the reverse stock split, the stated capital on the Company’s balance sheet attributable to the Company’s common stock will be reduced. The per share net income or loss and net book value of the Company’s common stock will be increased because there will be fewer shares of the Company’s common stock outstanding.

Potential Anti-Takeover Effect

Although the potential number of authorized but unissued shares of the Company's common stock available to be issued may, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Company's Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), this proposal is not being made in response to any effort of which the Company is aware to accumulate the Company's shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Company's Board of Directors and stockholders. Other than this Proposal and Proposal 2 and Proposal 3, the Company's Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company’s Amended and Restated Certificate of Incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If the stockholders approve the reverse stock split proposal, the Company may implement the reverse stock split as soon as possible thereafter, although the Board of Directors may decide in their sole discretion not to effect or to postpone the reverse stock split. The reverse stock split and reduction in the number of authorized shares of the Company’s common stock would be implemented by filing a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The reverse stock split will become effective at the time specified in the Certificate of Amendment, which will most likely be immediately after the filing of the Certificate of Amendment and which the Company refers to as the “effective time.” Beginning at the effective time, each certificate representing shares of the Company’s common stock before the reverse stock split will automatically be deemed for all corporate purposes to evidence ownership based on the reverse stock split ratio, not to exceed a ratio of 1-for-1000 shares of the Company’s common stock after the reverse stock split. All shares issuable upon exercise or conversion of outstanding convertible promissory notes, stock options, warrants, Series D Preferred Stock or other securities will automatically be adjusted.

As soon as practicable after the effective time, stockholders will be notified that the reverse stock split has been effected. The Company expects that its transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders are not entitled to dissenters’ rights with respect to the reverse stock split, and the Company will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split. It does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. This discussion does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares of our common stock held by our stockholders before the reverse stock split were, and the shares of our common stock held after the reverse stock split will be, held as “capital assets,” as defined in the Internal Revenue Code of 1986, as amended, or the “Code” (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

Other than the cash payments for fractional shares discussed below, no gain or loss will be recognized by a stockholder upon such stockholder’s exchange of shares held before the reverse stock split for shares after the reverse stock split. The aggregate tax basis of the shares of the Company’s common stock received in the reverse stock split (including any fraction of a share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the shares of our common stock exchanged therefor. In general, stockholders who receive cash instead of their fractional share interests in the shares of our common stock as a result of the reverse stock split will recognize a gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the shares of our common stock after the reverse stock split will include the period during which the stockholder held the shares of our common stock surrendered in the reverse stock split.

This summary of certain material United States federal income tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Amended Certificate of Incorporation

If our stockholders approve the reverse stock split proposal and if the Board of Directors elects to proceed with the reverse stock split, it will not have an effect on the Company’s Amended and Restated Certificate of Incorporation unless the Board of Directors decides to reduce the number of authorized shares of the Company’s common stock in connection with the reverse stock split. Therefore, if the Board of Directors in its sole discretion decides to reduce the number of authorized shares of the Company’s common stock in connection with the reverse stock split, we will file an amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to effect the reduction in the number of authorized shares of common stock. Accordingly, and since the Board has not yet determined to effect a reverse stock split or what the reduction in the number of authorized shares will be, if any, we have not reflected in our Amended and Restated Certificate of Incorporation attached to this proxy statement as Annex D any impact from the reverse stock split.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” approval of the granting of discretionary authority to the Board of Directors, for a period of twelve months after the date the Company’s stockholders approve this proposal, to approve a reverse stock split in a ratio not to exceed 1-for-1000, to determine the effective date of the reverse stock split, and to file an amendment to the Company’s Amended and Restated Certificate of Incorporation effecting the reverse stock split, or to determine not to proceed with the reverse stock split.. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR this Proposal 4.

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO OUR VERITEQ CORPORATION 2014 STOCK INCENTIVE PLAN TO INCREASETHE NUMBER OF AUTHORIZED

SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN FROM 50 MILLION TO 500 MILLION SHARES

Our stockholders are asked to act upon a proposal to amend our VeriTeQ Corporation 2014 Stock Incentive Plan, or the 2014 Stock Plan, to increase the number of authorized shares of common stock issuable under the plan from 50 million to 500 million shares.

Introduction

On June 10, 2014, the Board of Directors adopted the 2014 Stock Plan, under which 50 million shares of the Company’s common stock are currently authorized for issuance. The 2014 Stock Plan was approved by our stockholders on June 18, 2014. The 2014 Stock Plan is intended to attract, retain, motivate and reward employees, directors and other individuals and to encourage ownership by employees, directors and other individuals of our common stock. The 2014 Stock Plan also allows us to grant awards of common stock in lieu of payments of cash compensation pursuant to the mutual agreement of a participant and the Company. An employee is defined as an individual employed by or serving as a director or consultant of the Company or a subsidiary. As of November 10, 2014, approximately 18individuals were eligible to participate in the 2014 Stock Plan. The 2014 Stock Plan provides for benefits, which we collectively refer to as Benefits, to be awarded in the form of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights (as described below and referred to hereafter as SARs), Restricted Stock, Performance Shares, Cash Awards, and Other Stock Awards, each of which is defined below. As of November 10, 2014, no awards have been granted under the 2014 Stock Plan. Regardless of the outcome of this vote, the amendment will only be effected if the stockholders approve an increase in the number of authorized shares of Common Stock under Proposal 2

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR the approval of an amendment to our 2014 Stock Plan to increase the number of authorized shares of common stock issuable under the plan from 50 million to 500 million shares.

Set forth below is a summary description of the essential features of the 2014 Stock Plan. This description is subject to and qualified in its entirety by the full text of the 2014 Stock Plan, which plan, as amended and restated assuming this proposal is approved, is attached to this proxy statement as Annex E.

DESCRIPTION OF THE 2014 PLAN

Number of Shares

Under the proposed amendment, the number of shares of common stock that may be issued in connection with Benefits awarded under the 2014 Stock Plan would be increased from 50,000,000 shares to 500,000,000 shares of common stock.

Purpose.

The purposes of the 2014 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to our employees and consultants and to promote the long-term success of its business and to link participants’ directly to stockholder interests through increased stock ownership.

Awards.

The 2014 Stock Plan provides for awards of incentive stock options, nonqualified stock options, restricted stock awards, performance units, performance shares, stock appreciation rights, cash awards and other stock based awards. The Board may adopt plans applicable to particular subsidiaries. With limited exceptions, the rules of such plans may take precedence over other provisions of the 2014 Stock Plan, but may not offer the material terms of the 2014 Stock Plan.

Stock Subject to the 2014 Stock Plan.

Subject to stockholder approval, under the 2014 Stock Plan, the aggregate number of shares of common stock that may be subject to awards under the 2014 Stock Plan, subject to adjustment upon a change in capitalization, is 500,000,000 shares. The aggregate number of shares of common stock that may be subject to awards under the 2014 Stock Plan will automatically increase by 10% on January 1 of each year hereafter until January 1, 2019, after which point no further increases will occur without amendment to the plan as provided therein. Such shares of common stock may be authorized, but unissued, or reacquired shares of common stock. Shares of common stock that were subject to 2014 Stock Plan awards that expire or become unexercisable without having been exercised in full shall become available for future awards under the 2014 Stock Plan.

Administration.

The 2014 Stock Plan may be administered by the Compensation Committee, or a committee designated by the Board consisting of only “outside directors,” or the Committee. The Board may require that the Committee be constituted to comply with Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, or both. Subject to the provisions of the 2014 Stock Plan, the Committee has the power to determine the terms of each award granted, including the exercise price, the number of shares subject to the award and the exercisability thereof.

Eligibility.

The 2014 Stock Plan provides that the Committee may grant awards to our affiliates’ employees and consultants, including non-employee directors. Currently, we and our affiliates have approximately 13 employees, 4 non-employee directors and 1 consultant who would be potentially eligible for awards under the 2014 Stock Plan. The Committee may grant incentive stock options only to employees. A grantee who has received a grant of an award may, if he is otherwise eligible, receive additional award grants. The Committee selects the grantees and determines the number of shares of common stock to be subject to each award. In making such determination, the Committee shall take into account the duties and responsibilities of the employee or consultant, the value of his services, his potential contribution to our success, the anticipated number of years of future service and other relevant factors. The Committee may not grant to any employee, in any fiscal year, stock options to purchase more than 70,000,000 shares of common stock.

Maximum Term and General Terms and Conditions of Awards.

The maximum term of any stock option granted under the 2014 Stock Plan generally may not exceed ten years.

Each award granted under the 2014 Stock Plan is evidenced by a written agreement between the grantee and us and is subject to the following general terms and conditions:

(a)     Termination of Employment or Consulting Relationship. If a grantee’s continuous status as an employee or consultant terminates (other than upon the grantee’s death, disability, Retirement, Termination for Cause, or Termination by Employer Not for Cause (each defined below)), the grantee may exercise his unexercised option or stock appreciation right, but only within such period of time as is determined by the Committee (with such determination being made at the time of grant and not exceeding three months in the case of an incentive stock option) and only to the extent that the grantee was entitled to exercise it at the date of such termination (but in no event may the option or stock appreciation right be exercised later than the expiration of the term of such award as set forth in the award agreement). A grantee’s restricted stock award shall be forfeited, to the extent it is forfeitable immediately before the date of such termination, or settled by delivery of the appropriate number of unrestricted shares, to the extent it is nonforfeitable. A grantee’s performance shares or performance units with respect to which the performance period has not ended as of the date of such termination shall terminate.

(b)     Disability. If a grantee’s continuous status as an employee or consultant terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the Code), unless otherwise provided by the Award Agreement, such termination shall have no effect on the grantee’s outstanding awards. The grantee’s outstanding awards shall continue to vest and remain outstanding and exercisable until they expire in accordance with their terms. However, in the case of an incentive stock option, any option not exercised within 12 months after the date of such termination will be treated as a nonqualified stock option.

(c)     Death. If a grantee’s continuous status as an employee or consultant terminates as a result of the grantee’s death, unless otherwise provided by the Award Agreement, such termination shall have no effect on the grantee’s outstanding awards. The grantee’s outstanding awards shall continue to vest and remain outstanding and exercisable until they expire in accordance with their terms. However, in the case of an incentive stock option, any option not exercised within 12 months after the date of such termination will be treated as a nonqualified stock option.

(d)     Termination for Cause. If a grantee’s continuous status as an employee or consultant is terminated for Cause, or grantee violates any of the terms of their employment after they have become vested in any of their rights under the 2014 Stock Plan, the grantee’s full interest in such rights shall terminate on the date of such termination of employment and all rights thereunder shall cease. Cause shall mean gross negligence, willful misconduct, flagrant or repeated violations of our policies, rules or ethics, a material breach by the grantee of any employment agreement between the grantee and us, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with our business, or dishonest, illegal or immoral conduct.

(e)     Termination by Employer Not for Cause. If a grantee’s continuous status as an employee or consultant is terminated by the employer without Cause (Termination by Employer Not for Cause), then, unless otherwise provided by the Award Agreement, such termination shall have no effect on grantee’s outstanding awards. Grantee’s awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an incentive stock option, any option not exercised within 3 months of the date of termination of employment due to Termination by Employer Not For Cause will be treated as a nonqualified stock option. In the case of a grantee who is a director, the grantee’s service as a director shall be deemed to have been terminated without Cause if the grantee ceases to serve in such a position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause.

(f)     Retirement of Grantee. If a grantee’s continuous status as an employee or consultant terminates after the grantee’s attainment of age 65 (Retirement), then, unless otherwise provided by the Award Agreement, such termination shall have no effect on grantee’s outstanding awards. The grantee’s awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an incentive stock option, any option not exercised within 3 months of the termination of grantee’s continuous status as an employee or consultant due to Retirement will be treated as a nonqualified stock option.

(g)     Nontransferability of Awards. Generally, an award granted under the 2014 Stock Plan is not transferable by the grantee, other than by will or the laws of descent and distribution, and is exercisable during the grantee’s lifetime only by the grantee. In the event of the grantee’s death, an option or stock appreciation right may be exercised by a person who acquires the right to exercise the award by bequest or inheritance.

Terms and Conditions of Options.

Each option granted under the 2014 Stock Plan is subject to the following terms and conditions:

(a)     Exercise Price. The Committee determines the exercise price of options to purchase shares of common stock at the time the options are granted. As a general rule, the exercise price of an option must be no less than 100% of the fair market value of the common stock on the date the option is granted. The 2014 Stock Plan provides exceptions for certain options granted in connection with our acquisition of another corporation or granted as inducements to an individual’s commencing employment with us.

(b)     Exercise of the Option. Each award agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Committee. An option is exercised by giving written notice of exercise to us, specifying the number of full shares of common stock to be purchased and by tendering full payment of the purchase price to us.

(c)     Form of Consideration. The consideration to be paid for the shares of common stock issued upon exercise of an option is determined by the Committee and set forth in the award agreement. Such form of consideration may vary for each option, and may consist of any combination of cash, cashless exercise, and as permitted by the Committee, promissory note, other shares of our common stock, or any other legally permissible form of consideration as may be provided in the 2014 Stock Plan and the Award Agreement.

(d)     Value Limitation. If the aggregate fair market value of all shares of common stock subject to a grantee’s incentive stock option which are exercisable for the first time during any calendar year exceeds $100,000, the excess options shall be treated as nonqualified options.

(e)     Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the 2014 Stock Plan as may be determined by the Committee. Shares of common stock covered by options which have terminated and which were not exercised prior to termination will be returned to the 2014 Stock Plan.

Stock Appreciation Rights.

The Committee may grant stock appreciation rights in tandem with an option or alone and unrelated to an option. Tandem stock appreciation rights shall expire no later than the expiration of the related option. Stock appreciation rights may be exercised by the delivery to us of a written notice of exercise. The exercise of a stock appreciation right will entitle the grantee to receive the excess of the fair market value of a share of common stock on the exercise date over the exercise price for each share of common stock with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right will be in shares of common stock. No employee shall be granted, in any fiscal year, stock appreciation rights with respect to more than 2,000,000 shares of common stock.

Restricted Stock Awards.

The Committee may grant awards of restricted shares of common stock in such amount and upon such terms and conditions as the Committee specifies in the award agreement. The Committee may or may not grant awards of performance-based restricted stock.

Restricted Stock Other Than Performance-Based Restricted Stock.

Restricted stock other than performance-based restricted stock may be granted to employees and consultants and may be subject to one or more contractual restrictions applicable generally or to a grantee in particular, as established at the time of grant and as set forth in the related restricted stock agreement. The restricted stock agreement sets forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the grantee’s interest in the restricted shares will be forfeited. As soon as practicable after a grant has become effective, the shares will be registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Committee. The restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the restricted shares. If the grantee has no right to receive cash dividends, the Award Agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the restricted shares after grant until they are forfeited or become nonforfeitable.

Restricted shares may vest in installments or in lump sum amounts upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited and again become available under the 2014 Stock Plan.

In the case of restricted stock grants that vest only upon the satisfaction of performance objectives, the Committee determines the performance objectives to be used in connection with restricted stock awards and the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Committee in its sole discretion selects.

Performance-Based Restricted Stock.

The Committee may make grants of performance-based restricted stock to employees and consultants. The Committee has absolute discretion to establish the performance criteria that will be applicable to each grant and to determine the percentage of shares that will be granted upon various levels of attainment of the performance criteria. To comply with Section 162(m) of the Code, the establishment of the performance criteria and the determination of the grant formula must be made at the time of grant, but in no event later than 90 days after the commencement of the performance measurement period. The Committee can select the performance criteria that will be applicable to a grant of performance-based restricted shares from the following list: (1) stock price; (2) average annual growth in earnings per share; (3) increase in stockholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on stockholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) our revenue growth; or (11) operating expenses.

The related performance-based restricted stock agreement sets forth the applicable performance criteria and the deadline for satisfying the performance criteria. No grant of performance-based restricted shares is effective until the Committee certifies that the applicable conditions (including performance criteria) have been timely satisfied.

The Committee may also make grants of performance-based restricted stock subject to one or more objective employment, performance or other forfeiture conditions applicable generally or to a grantee in particular, as established by the Committee at the time of grant and as set forth in the related performance-based restricted stock agreement. The performance-based restricted stock agreement sets forth the conditions, if any, under which the grantee’s interest in the performance-based restricted shares will be forfeited. If the grant or forfeiture conditions with respect to performance-based restricted shares are not satisfied, the shares are forfeited and again become available under the 2014 Stock Plan.

As soon as practicable after a grant has become effective, the shares are registered to or for the benefit of the grantee, but subject to any forfeiture conditions established by the Committee. The performance-based restricted stock agreement states whether the grantee has the right to receive any cash dividends paid with respect to the performance-based restricted shares. If the grantee has no right to receive cash dividends, the agreement may give the grantee the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Common share dividends declared on the performance-based restricted shares after grant but before the shares are forfeited or become nonforfeitable are treated as part of the grant of the related restricted shares. A grantee has the right to vote the performance-based restricted shares after grant until they are forfeited or become non-forfeitable.

No more than 7,000,000 performance-based restricted shares may be granted to a grantee in any calendar year.

Performance Units and Performance Shares.

The Committee may grant awards of performance units and performance shares in such amounts and upon such terms and conditions, including the performance goals and the performance period, as the Committee specifies in the award agreement. The Committee will establish an initial value for each performance unit on the date of grant.

The initial value of a performance share will be the fair market value of a share of common stock on the date of grant. Payment of earned performance units or performance shares will occur following the close of the applicable performance period and in the form of cash, shares of common stock or a combination of cash and shares of common stock.

Cash Awards.

The Committee may grant cash awards to a grantee. The amount of any cash award in any fiscal year of the Company will not exceed the greater of $100,000 or 100% of the grantee’s cash compensation for such fiscal year. The Committee may grant cash awards intended to be performance-based, using the same criteria applicable to performance-based restricted stock.

Other Stock Based Awards.

The Committee may grant other stock-based awards in such amount and upon such terms and conditions as determined by the Committee. Such awards many include the grant of shares of common stock based on certain conditions, the payment of cash based on the performance of our common stock and the grant of securities convertible into shares of common stock.

Adjustment upon Changes in Capitalization.

In the event of changes in our outstanding stock because of any stock splits, reverse stock splits, stock dividends, combination or reclassification or other change in the number of shares effected without our receipt of consideration, an appropriate adjustment shall be made by the Board in: (i) the number of shares of common stock subject to the 2014 Stock Plan; (ii) the number and class of shares of common stock subject to any award outstanding under the 2014 Stock Plan; and (iii) the exercise price of any such outstanding award. The determination of the Board as to which adjustments shall be made shall be conclusive.

Change in Control.

In the event of a Change in Control, each outstanding award not yet fully exercisable and vested on the date of such transaction shall become fully exercisable and vested on the date of such transaction in most cases. Generally, a Change in Control means the acquisition by any third-party person, of 50 percent or more of our combined voting power of then outstanding securities. In the event of a Change in Control, in addition to the above, the Committee, in its sole discretion, may take any of the following actions, in its sole discretion: (a) provide for the purchase of any award for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such award; (b) make such adjustment to the awards then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or (c) provide that each outstanding award shall be assumed or substituted by any successor corporation.

Amendment and Termination of the 2014 Stock Plan.

The Board may, at any time, amend, alter, suspend or terminate the 2014 Stock Plan. We must obtain Stockholder approval of any amendment to the 2014 Stock Plan in such a manner and to such a degree as is necessary and desirable to comply with Rule 16b-3 of the Exchange Act or Section 422 or Section 162(m) of the Code (or any other applicable law or regulation, including the requirements of any exchange or quotation system on which our common stock is listed or quoted). No amendment or termination of the 2014 Stock Plan will impair the rights of any grantee, unless mutually otherwise agreed between the grantee and us, which agreement must be in writing and signed by the grantee and us. In any event, the 2014 Stock Plan shall terminate on June 10, 2024. Any awards outstanding under the 2014 Stock Plan at the time of its termination shall remain outstanding until they expire by their terms.

Federal Income Tax Consequences

As previously stated, pursuant to the 2014 Stock Plan, we may grant either “incentive stock options,” as defined in Section 422 of the Code, nonqualified options, restricted stock, stock appreciation rights, stock awards, performance units, performance shares, cash awards or other stock based awards.

An optionee who receives an incentive stock option grant will not recognize any taxable income either at the time of grant or exercise of the option, although the exercise may subject the optionee to the alternative minimum tax.

Upon the sale or other disposition of the shares more than two years after the grant of the option and one year after the exercise of the option, any gain or loss will be treated as a long-term or short-term capital gain or loss, depending upon the holding period. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (a) the fair market value of the shares at the date of the option exercise or (b) the sale price of the shares. We will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

All options that do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she receives a nonqualified option grant. However, upon exercise of the nonqualified option, the optionee will recognize ordinary taxable income generally measured as the excess of the fair market value of the shares purchased on the date of exercise over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to withholding tax. Upon the sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the option will be treated as long-term or short-term capital gain or loss, depending on the holding period. We will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

With respect to stock awards, stock appreciation rights, performance units and performance shares that may be settled either in cash or in shares of common stock that are either transferable or not subject to a substantial risk of forfeiture under Section 83 of the Code, the grantee will realize ordinary taxable income, subject to tax withholding, equal to the amount of the cash or the fair market value of the shares of common stock received. We will be entitled to a deduction in the same amount and at the same time as the compensation income is received by the participant.

With respect to shares of common stock that are both nontransferable and subject to a substantial risk of forfeiture the participant will realize ordinary taxable income equal to the fair market value of the shares of common stock at the first time the shares of common stock are either transferable or not subject to a substantial risk of forfeiture. We will be entitled to a deduction in the same amount and at the same time as the ordinary taxable income is realized by the grantee.

At the discretion of the Committee, the 2014 Stock Plan allows a participant to satisfy tax withholding requirements under federal and state tax laws in connection with the exercise or receipt of an award by electing to have Shares withheld, and/or delivering to us already-owned Shares.

We will be entitled to a tax deduction for performance-based compensation in connection with an award only in an amount equal to the ordinary income realized by the participant and at the time the participant recognizes such income, and if applicable withholding requirements are met. In addition, Code Section 162(m) contains special rules regarding the federal income tax deductibility of compensation paid to our chief executive officer and to each of our three other most highly compensated executive officers. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if it complies with certain conditions imposed by rules under Code Section 162(m) (including the establishment of a maximum number of shares with respect to which awards may be granted to any one employee during one year) and if the material terms of such compensation are disclosed to and approved by our Stockholders. We have structured the 2014 Stock Plan with the intention that compensation resulting from awards under the 2014 Stock Plan can qualify as “performance-based compensation” and, if so qualified, would be deductible. Such continued treatment is subject to, among other things, approval of the Stock Plan by our Stockholders. The Majority Stockholders approved the Stock Plan by written consent in lieu of a meeting on June 18, 2014.

The foregoing is only a summary of the effect of federal income taxation upon the grantee and us with respect to the grant and exercise of awards under the 2014 Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the grantee’s death or the income tax laws of any municipality, state or foreign country in which a grantee may reside.

Plan Benefits under the Stock Plan

Because future awards under the 2014 Stock Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined this time.

PROPOSAL 6

ADVISORY VOTE TO APRROVE THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS

We are providing stockholders with an advisory vote on executive compensation, or “Say on Pay.” The Say on Pay vote is a non-binding advisory vote on the compensation of our named executive officers, as described in the Executive Compensation section of this proxy statement, including the compensation tables and accompanying narrative disclosure. Although non-binding, the Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

We strongly believe that our ability to attract, retain and motivate a high caliber of executive talent in the marketplace is essential for us to execute our business plan. We place great importance on the consistency of our senior management in achieving results that we believe will enhance long-term stockholder value. We believe that using an effective and individualized executive compensation package will serve to attract, motivate and retain highly qualified executive officers and provide them with the opportunity to build a meaningful ownership stake in our Company. Our compensation policy also is designed to reflect the challenges in attracting talented individuals to a higher risk development-stage company. Our general compensation philosophy is that total cash compensation should vary with our performance in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of stockholders

Stockholders are urged to read the Executive Compensation section of this proxy statement, including the compensation tables and the accompanying narrative disclosure, which discusses our compensation philosophy, policies and procedures, as well as outlines the compensation of our named executive officers in fiscal 2013. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the Executive Compensation section are effective in implementing our compensation philosophy and in achieving its goals and that the compensation of our named executive officers in fiscal 2013 reflects and supports these compensation policies and procedures.

Accordingly, we ask our stockholders to approve the following resolution:

RESOLVED, that the stockholders of the Company approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as disclosed in the Executive Compensation section of its proxy statement for the 2014 Annual Meeting pursuant to Item 402(m) through (q) of Regulation S-K, including the compensation tables and the accompanying narrative disclosure.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR adoption of the resolution approving the compensation of the Company’s named executive officers as disclosed in the Executive Compensation section of this proxy statement, including the compensation tables and related narrative disclosure.

Narrative Disclosure to Summary Compensation Table and Additional Narrative Disclosure

General

We strongly believe that our ability to attract, retain and motivate a high caliber of executive talent in the marketplace is essential for us to execute our business plan. We place great importance on the consistency of our senior management in achieving results that we believe will enhance long-term stockholder value. We believe that using an effective and individualized executive compensation package will serve to attract, motivate and retain highly qualified executive officers and provide them with the opportunity to build a meaningful ownership stake in our Company. Our general compensation philosophy is that total cash compensation should vary with our performance in attaining financial and non-financial objectives and that any long-term incentive compensation should be closely aligned with the interests of stockholders. Total 2013 cash compensation for our executive officers included a base salary and cash incentive compensation (bonus) and long-term incentive compensation through the grant of stock options.

In setting the base salary, individual non-equity incentive and equity compensation packages for executives, the Compensation Committee reviews information relating to executive compensation of U.S. based companies that are of approximately the same size and in the same or similar industry as we are. While there is no specific formula that is used to set compensation in relation to this market data, executive officer base salary, individual non-equity incentive compensation and equity compensation packages are generally set around the median salaries for comparable jobs in the market place. Generally, the compensation committee has used a mix more heavily weighted to long-term equity based compensation than the market as a whole. We believe this emphasis closely aligns our named executive officers’ interest with those of our stockholders. We believe this approach is an effective incentive for our executives to be forward-looking and proactive in meeting challenges presented by the continual changes in our competitive environment. We also believe this approach has significant retention value.

When specific financial and non-financial goals are met, upon the approval of the Compensation Committee, additional compensation in the form of either cash compensation or long-term incentive compensation may be paid to our executive officers. Therefore, such additional compensation may not be comparable to compensation paid by companies of comparable size in the same or similar industry.

Principal Components of Compensation of Our Executive Officers

The principal components of the compensation we have historically paid to our executive officers have consisted of:

•	base salary;
•	cash incentive compensation (or bonuses) under the terms of individual incentive and recognition policies established for our executive officers; and
•	equity compensation, generally in the form of grants of stock options.

Allocation of Compensation Among Principal Components

The Compensation Committee of our board of directors has established policies with respect to the mix of base salary, bonus, cash incentive compensation and equity awards to be paid or awarded to our executive officers. In general, the compensation committee believes that a greater percentage of the compensation of the most senior members of our management should be performance-based. These policies serve to link pay with measurable performance, which, in turn, helps to align the interests of our executive officers with our stockholders.

Compensation Approval Process

On at least an annual basis, the Compensation Committee approves all compensation and awards to our chief executive officer and president, our chief financial officer and chief operating officer. With respect to bonuses and equity compensation awarded to other employees, the compensation committee approves bonuses and grants stock options, generally based on the recommendation of our chief executive officer.

Our chief executive officer has historically played a significant role in the determination of the amounts of base salary and other forms of cash and equity-based compensation to be paid other members of senior management. We expect that the Compensation Committee will continue to solicit input from our chief executive officer with respect to compensation decisions affecting other members of senior management.

PROPOSAL 7

ADVISORY VOTE RELATED TO THE FREQUENCY OF FURTURE

STOCKHOLDER ADVISORY VOTES TO APRROVE THE COMPANY’S COMPENSATION

OF ITS NAMED EXECUTIVE OFFICERS

In addition to providing stockholders with the opportunity to cast a “Say on Pay” vote in Proposal 6, we are also providing stockholders with the opportunity to cast an advisory vote on whether the advisory vote on executive compensation should occur every one, two or three years. You have the option to vote for any of the three options, or to abstain from casting a vote. Although this advisory vote regarding the frequency of “Say on Pay” votes is non-binding, the Board and the Compensation Committee will review the voting results and take them into consideration when deciding how often to conduct future ‘Say on Pay” stockholder advisory votes.

After careful consideration, the Board recommends that future stockholder Say on Pay advisory votes on executive compensation be conducted every three years as a corporate governance best practice. The Board believes that a three-year vote cycle provides the Board and Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote and implement any desired changes to our executive compensation program, policies and procedures. Further, a three-year vote cycle provides investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies, while avoiding overemphasis on fluctuations in our operating results that may occur over a shorter period of time. Finally, the Board believes that a three-year vote is consistent with the Company’s efforts to engage in regular dialogue with stockholders on executive compensation and corporate governance matters.

Although the Board recommends a “say-on-pay” vote every three years, stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove of the Board’s recommendation.

The Board will disclose its position on the frequency of future advisory votes on executive compensation in the investor relations section of our website at www.vertieqcorp.com.

Accordingly, we ask our stockholders to vote on the following resolution:

RESOLVED, that the stockholders of the Company determine, on an advisory basis, that the frequency with which our stockholders shall have an advisory vote on the overall compensation of the Company’s named executive officers, as disclosed in the Executive Compensation section of its proxy statement, including the compensation tables and the accompanying narrative disclosure is:

Choice 1 — every year;

Choice 2 — every two years;

Choice 3 — every three years; or

Choice 4 — abstain from voting.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR adoption of the resolution approving the option of “every three years” on the frequency of future advisory votes on compensation of the Company’s named executive officers.

PROPOSAL 8

RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Governance Committee has appointed EisnerAmper LLP to serve as our independent registered public accounting firm for the year ending December 31, 2014, subject to ratification by our stockholders. EisnerAmper LLP has audited our consolidated financial statements since the year ended December 31, 2002.

A representative of EisnerAmper LLP is expected to be present at the annual meeting, in person or by telephone, and will have an opportunity to make a statement if he or she so desires. The EisnerAmper LLP representative will also be available to respond to appropriate questions from stockholders.

Audit and Non-Audit Fees

For the fiscal years ended December 31, 2013 and 2012, fees for services provided by our principal accountant, EisnerAmper LLP, were as follows:

	2013	2012
Audit Fees	$220,450	$135,000

Audit-Related Fees (review of registration statements and other SEC filings)	-	-

Assistance with research related to a proposed transaction	-	-

Tax Fees	-	-

All Other Fees	-	-

Total Fees	$220,450	$135,000

None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

Compatibility of Fees

The Audit and Governance committee of the Board of Directors has considered whether the provision of the services listed above is compatible with maintaining the independent registered public accounting firm’s independence and has concluded that the services did not interfere with the independent registered public accounting firm’s independence.

Pre-Approval Policies and Procedures

The Audit and Governance Committee has a policy for the pre-approval of audit services, requiring its prior approval for all audit and non-audit services provided by our independent registered public accounting firm. Our independent registered public accounting firm may not provide certain prohibited services. The audit committee’s prior approval must be obtained before the scope or cost of pre-approved services is increased.

Consistent with these policies and procedures, the Audit and Governance Committee approved all of the services rendered by EisnerAmper LLP during fiscal years 2013 and 2012, as described above.

Recommendation of Our Board of Directors

Our Board of Directors recommends a vote FOR ratification of the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ending December 31, 2014.

REPORT OF THE AUDIT AND GOVERNANCE COMMITTEE

The following Audit and Governance Committee Report shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that we specifically incorporate it by reference into such filing.

The Audit and Governance Committee oversees our financial reporting process on behalf of our Board of Directors. The committee is comprised of two directors. The committee is currently governed by our Audit and Governance Committee charter. A copy of the charter is attached to this proxy statement as Annex A. All of the Audit and Governance Committee members are independent within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules, and are “independent,” as that term is defined in Section 10A of the Exchange Act. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its responsibilities, the committee reviewed the financial statements in the quarterly reports on Forms 10-Q, as amended, and the Annual Report on Form 10-K, as amended, with management, including a discussion of the quality and acceptability of our financial reporting and controls.

The committee reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of our audited financial statements with U.S. generally accepted accounting standards, their judgments as to the quality and acceptability of our financial reporting and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including the matters required to be discussed by the statement on Auditing Standards No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). In addition, the committee has discussed with the independent registered public accounting firm the auditors’ independence from management and us, including the matters in the registered public accounting firm’s written disclosures and the independence letter required by the applicable requirements of the PCAOB. Furthermore, the committee has considered whether the provision of non-audit services by the independent registered public accounting firm for the fiscal year ended December 31, 2013, is compatible with maintaining their independence.

The committee also discussed with our independent registered public accounting firm the overall scope and plans for its audit. At least once a quarter, the committee meets with members of the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of our internal controls and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2013 for filing with the SEC. The committee has appointed EisnerAmper LLP to serve as our principal registered public accountants for the year ending December 31, 2014.

Management is responsible for our financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing those financial statements. The committee’s responsibility is to monitor and review these processes. It is not the committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. The members of the committee may not be, and, except for our audit committee financial experts, do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the independent registered public accounting firm’s report on our financial statements. The committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that our financial statements are presented in accordance with U.S. generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with U.S. generally accepted auditing standards or that our independent accountants are in fact “independent.”

In addition to the responsibilities discussed in the preceding paragraphs, the committee’s responsibilities include reviewing significant accounting policies, policy decisions and changes, along with significant accounting, reporting and operational issues. The committee also reviews corporate policies and significant instances (if any) of the lack of compliance with laws and regulations, ethics, conflicts of interest and the investigation of misconduct or fraud. The committee is responsible for the resolution of any disagreements between management and the independent registered public accounting firm regarding financial reporting, review and approval of the annual internal audit plan and reports of the internal audit function and the establishment of procedures to receive, retain and treat complaints and whistle-blower information regarding questionable accounting or auditing matters.

The committee is pleased to submit this report to the stockholders with regard to the above matters.

Barry M. Edelstein, Chairman
Shawn A. Wooden

OTHER MATTERS

Multiple Stockholders Sharing the Same Address.  Regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances, unless contrary instructions are received from stockholders. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to request delivery of a single copy of annual reports or proxy statements or to revoke a “householding” consent previously provided to a bank, broker or other nominee, the stockholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. In any event, if a stockholder wishes to receive a separate proxy statement for the 2014 Annual Meeting of Stockholders or a 2013 Annual Report, the stockholder may receive printed copies by contacting VeriTeQ Corporation, Attention: Allison Tomek, Secretary, 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445 by mail.

Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact us by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

The form of proxy and this proxy statement have been approved by our Board of Directors and are being mailed and delivered to stockholders by its authority.

/s/ SCOTT R. SILVERMAN
SCOTT R. SILVERMAN
Chairman and Chief Executive Officer

Delray Beach, Florida
November 26, 2014

Annex A

CHARTER OF THE

AUDIT AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

VERITEQ CORPORATION

October 29, 2014

PURPOSE AND AUTHORITY:

The Audit and Governance Committee (the “Committee”) is established by the Board of Directors (the “Board”) of VeriTeQ Corporation (formerly known as Digital Angel Corporation) (the “Company”) for the primary purpose of assisting the Board in overseeing:

1.	the integrity of the Company’s financial statements;

2.	the independent registered public accounting firm’s qualifications, independence and performance;

3.	the Company’s systems of disclosure controls and procedures, internal controls over financial reporting and compliance with ethical standards adopted by the Company; and

4.	the Company’s, directors’, officers’ and employees’ compliance with legal and regulatory requirements and standards of conduct.

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the financial statements of the Company in accordance with generally accepted auditing standards.

The Committee shall have unrestricted access to Company personnel documents, the Company’s executives and independent registered public accounting firm.

The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as it deems appropriate to perform its duties and responsibilities. The Company will provide appropriate funding, as determined by the Committee, for compensation to the independent registered public accounting firm and any advisors that the Committee chooses to engage and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate for the Committee to perform its duties and responsibilities.

MEMBERSHIP:

The Committee shall consist of at least two (2) directors appointed by the Board. Each member shall, in the business judgment of the Board, qualify as an “independent director” under the rules of The NASDAQ Stock Market, Inc., Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the Securities and Exchange Commission (collectively, the “Applicable Listing Rules”). Each member shall be, in the business judgment of the Board, “financially literate” under the Applicable Listing Rules. At least one member of the Committee shall have, in the business judgment of the Board, “accounting or related financial management expertise,” under the Applicable Listing Rules. At least one member of the Committee (who may be the same member who is designated as having “accounting or related financial management expertise”) shall be, in the business judgment of the Board, an “audit committee financial expert,” as such term in defined in the rules and regulations promulgated by the Securities and Exchange Commission (“SEC”).

The members of the Committee, as well as its chairperson, shall be elected by the majority vote of the full Board. Each member shall serve until such member’s successor is duly elected or qualified or until such member’s earlier resignation, removal or death.

MEETINGS AND REPORTS:

The Committee shall meet at least four (4) times each year, whether in person or by video or telephone conference, and has the authority to convene additional meetings. The Committee may take action either by a majority of the members of the Committee at a meeting or by unanimous written consent of all members of the Committee. Meeting minutes will be prepared and maintained by the chairperson of the Committee, or by the meeting recording secretary at the chairperson’s direction.

The Committee shall report to the full Board all significant items discussed at Committee meetings and any recommendations to the Board approved by the Committee. Copies of the written minutes of all Committee meetings and copies of all written consents shall be provided to the Board.

AUDIT AND FINANCIAL RESPONSIBILITIES:

 The audit and financial responsibilities of the Committee shall include:

1.

Review significant accounting policies, policy decisions, disclosure controls and procedures, internal controls over financial reporting and any changes, along with significant accounting, reporting or operational issues;

2.	Review different aspects of the Company on a regular basis, to ensure an understanding of the Company's operations, lines-of-business and significant products;

3.

Be directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm will report directly to the audit committee;

4.	Ensure the rotation of the lead audit partner every five years and other audit partners every seven years, and consider whether there should be regular rotation of the audit firm itself;

5.	Be responsible for resolution of any disagreement between management and the auditor regarding financial reporting;

6.	Review the annual audit plan and the report of the independent registered public accountants;

7.

Approve of all audit and non-audit services (which may be pursuant to pre-approval policies and procedures compliant with Sec 10A(i) of the Exchange Act and Regulation S-X, 2-01(c)(7)). Any Committee approval of non-audit services will be disclosed to the investors in the required periodic reports;

8.	Review the annual internal audit plan and any reports of the internal audit function;

9.	Meet privately with and have unrestricted access to the Chief Financial Officer and the independent registered public accounting firm;

10.

Establish procedures to receive, retain and handle complaints regarding accounting, internal accounting controls or auditing matters and to handle whistle-blower information regarding questionable accounting or auditing matters;

11.

Be responsible for ensuring receipt from the independent registered public accounting firm of formal communications required by ISB Standard No. 1 and for discussing with the independent registered public accounting firm any disclosed relationships or services that may impact objectivity and independence and taking, or recommending the full board to take, appropriate action, if necessary, to ensure independence of the independent registered public accounting firm;

12.

Review the annual financial statements, results of the year end audit and other financial information, including management’s discussion and analysis of the financial condition and results of operations, included in the Company’s Form 10-K with management and the independent registered public accounting firm and discuss with them their judgments of the financial statements. The Committee should also discuss the above among themselves, without others present. As a result of these discussions, the Committee, in reliance on review with management and discussions with the independent registered public accounting firm, recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

13.

Review internal control reports and the quarterly financial statements (prior to the Company’s Form 10-Q filings or release of earnings) with management and the independent registered public accounting firm;

14.	Discuss and preview with management earnings press releases and financial information and earnings guidance provided to analysts and rating agencies prior to their release;

15.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement; and

16.	Such other duties and responsibilities as may be properly delegated to it by the Board.

The independent registered public accounting firm is responsible for communicating the quality, not just the acceptability, and clarity of the Company’s accounting procedures and their disclosures. This will include the degree of aggressiveness or conservatism of accounting principles and underlining estimates and other significant financial reporting decisions made by management and reviewed by the independent registered public accounting firm.

The independent registered public accounting firm will review each quarterly report and report their opinions to the audit committee via a telephone conference call prior to the Company filing each quarterly Form 10-Q.

GOVERNANCE RESPONSIBILITIES:

 The governance responsibilities of the Committee shall include:

17.

Review the Company’s policies regarding related-party transactions and conflicts of interest and recommend any changes to such policies to the Board for approval. Review and determine whether to approve or ratify transactions covered by such policies, as appropriate;

18.

Review the governance policies, procedures and administration of the Company, including the employee handbook, Code of Conduct and corporate governance standards, and recommend any changes to such policies to the Board for approval;

19.	Review significant instances of the lack of compliance with laws and regulations, ethics, conflict of interest and the investigation of misconduct or fraud;

20.	Keep abreast of developments with regard to regulatory compliance programs concerning the Company’s activities and operations;

21.	Review proposals by the Compensation Committee related to director’s compensation; and

ADDITIONAL RESPONSIBILITIES:

22.	Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities or delegated to the Committee;

23.	Review and reassess the adequacy of this Charter periodically (but at least annually) and recommend any proposed amendments to the Board for approval;

24.	Review and evaluate the Committee’s performance of its responsibilities outlined in this Charter annually;

25.	Such other duties and responsibilities as may be properly delegated to it by the Board.

Annex B

CHARTER OF THE

COMPENSATION COMMITTEE

OF THE BOARD OF DIRECTORS OF

VERITEQ CORPORATION

October 29, 2014

PURPOSE AND AUTHORITY:

The Compensation Committee (the “Committee”) is established by the Board of Directors (the “Board”) of VeriTeQ Corporation (formerly Digital Angel Corporation) (the “Company”) for the primary purposes of:

1.	overseeing the Company’s compensation and employee benefit plans, policies and practices, including the compensation plans for executive officers and directors of the Company; and

2.

reviewing and discussing with management the Company’s compensation discussion and analysis (“CD&A”) section and preparing the Compensation Committee Report to be included in the Company’s annual proxy statement, as required.

The Committee shall have unrestricted access to Company personnel documents, the Company’s executive officers, including the Chief Executive Officer, directors and any other Company staff it deems appropriate.

The Committee has the authority to obtain advice and assistance from outside advisors as it deems appropriate to perform its duties and responsibilities, and to hire and terminate such advisors. The Company will provide appropriate funding, as determined by the Committee, for compensation to any advisors that the Committee chooses to engage and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate for the Committee to perform its duties and responsibilities.

MEMBERSHIP:

The Committee shall consist of at least two (2) directors. Each member shall, in the business judgment of the Board, qualify as: (1) an “independent director” under the rules of The NASDAQ Stock Market, Inc., Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the Securities Exchange Commission (“SEC”); (2) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act; and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall satisfy any other necessary standards of independence under the federal securities and tax laws.

The members of the Committee, as well as its chairperson, shall be elected by the majority vote of the full Board. Each member shall serve until such member’s successor is duly elected or qualified or until such member’s earlier resignation, removal or death.

MEETINGS AND REPORTS:

The Committee shall meet at least two (2) times each year, whether in person or by video or telephone conference, and has the authority to convene additional meetings. The Committee may take action either by a majority of the members of the Committee at a meeting or by unanimous written consent of all members of the Committee. Meeting minutes will be prepared and maintained by the chairperson of the Committee, or by the recording secretary of the meeting at the chairperson’s direction.

The Committee shall provide reports to the Board regarding action taken by the Committee and any recommendations to the Board approved by the Committee. Copies of the written minutes of all Committee meetings and copies of all written consents shall be provided to the Board.

RESPONSIBILITIES:

 The responsibilities of the Committee shall include:

1.	Review at least annually the goals and objectives of the Company’s compensation plans;

2.	Review at least annually the overall compensation plans, policies and practices of the Company in light of the goals and objectives of the Company’s compensation plans;

3.	Evaluate annually the performance of the Chief Executive Officer and other executive officers of the Company in light of the goals and objectives of the Company’s compensation plans;

4.	Recommend and approve any compensation for the Chief Executive Officer and other executive officers of the Company;

5.	Recommend and approve any severance or termination arrangement to be made with the Chief Executive Officer or any other executive officer of the Company;

6.	Recommend for approval by the Board any employment agreement with the Chief Executive Officer or any other executive officer of the Company;

7.	Review and approve the adoption of, or amendments to, stock option, stock purchase, stock-based incentive or other incentive plans of the Company;

8.

Recommend and approve any grants or awards under any stock option, stock purchase, stock-based incentive, bonus compensation or other incentive plans of the Company and otherwise approve such grants as compensation;

9.	Recommend and approve the adoption of, or amendments to, any retirement, pension, profit sharing, savings or deferred compensation plans;

10.	Recommend and approve the adoption of, or amendment to, annual bonuses and other incentive plans of the Company, including performance standards related thereto;

11.	Recommend for approval by the Board a policy regarding compensation for directors and recommend for approval by the Board compensation for directors consistent with such policy;

12.	Review perquisites and other personal benefits to the Company’s executive officer and directors and recommend any changes to the Board.

13.

Review and discuss with management the Company’s CD&A to be included in the Company’s annual proxy statement. The Committee should also discuss the above among themselves, without others present. As a result of these discussions, the Committee shall recommend to the Board whether the CD&A should be included in the Company’s annual proxy statement;

14.	Prepare the Compensation Committee Report required by the rules of the SEC to be included in the Company’s annual proxy statement;

15.

Review the description of the Committee’s processes and procedures for the consideration and determination of executive officer and director compensation to be included in the Company’s annual proxy statement;

16.	Review and reassess the adequacy of this Charter periodically (but at least annually) and recommend any proposed amendments to the Board for approval;

17.	Review and evaluate the Committee’s performance of its responsibilities outlined in this Charter annually;

18.	Carry out such other duties and responsibilities as mandated by the Board.

Annex C

CHARTER OF THE

NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS OF

VERITEQ CORPORATION

October 29, 2014

PURPOSE AND AUTHORITY:

The Nominating Committee (the “Committee”) is established by the Board of Directors (the “Board”) of VeriTeQ Corporation (formerly Digital Angel Corporation) (the “Company”) for the primary purposes of:

1.	identifying and recommending qualified board candidates for election to the Board;

2.	recommending directors to serve as members and chairpersons of the various Board committees; and

3.	overseeing stockholder nominations of director candidates.

The Committee has the authority to obtain advice and assistance from outside advisors as it deems appropriate to perform its duties and responsibilities, and to hire and terminate such advisors. The Company will provide appropriate funding, as determined by the Committee, for compensation to any advisors that the Committee chooses to engage and for payment of ordinary administrative expenses of the Committee that are necessary or appropriate for the Committee to perform its duties and responsibilities.

MEMBERSHIP:

The Committee shall consist of at least two (2) directors. Each member shall, in the business judgment of the Board, qualify as an “independent director” under the rules of The NASDAQ Stock Market, Inc., Rule 10A-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations of the Securities Exchange Commission.

The members of the Committee, as well as its chairperson, shall be elected by the majority vote of the full Board. Each member shall serve until such member’s successor is duly elected or qualified or until such member’s earlier resignation, removal or death.

MEETINGS AND REPORTS:

The Committee shall meet at least one (1) time each year, whether in person or by video or telephone conference, and has the authority to convene additional meetings. The Committee may take action either by a majority of the members of the Committee at a meeting or by unanimous written consent of all members of the Committee. Meeting minutes will be prepared and maintained by the chairperson of the Committee, or by the meeting recording secretary at the chairperson’s direction.

The Committee shall provide reports to the Board regarding action taken by the Committee and any recommendations to the Board approved by the Committee. Copies of the written minutes of all Committee meetings and copies of all written consents shall be provided to the Board.

RESPONSIBILITIES:

 The responsibilities of the Committee shall include:

1.	Review and make recommendations to the Board regarding the composition and organization of the Board, including the size of the Board and qualifications of directors;

2.	Identify, consider and interview director candidates for nomination or recommendation, and establish procedures regarding indentifying, considering and interviewing director candidates;

3.	Nominate, and approve nominations of, director candidates for approval by the stockholders at the annual stockholder’s meeting;

4.	Recommend director candidates to be appointed by the Board to fill Board vacancies;

5.	Establish procedures for stockholders to submit nominations of director candidates to the Committee and consider nominations of director candidates by stockholders;

6.	Recommend directors to be selected for membership on the various Board committees, as well as recommend directors to serve as chairpersons of such committees;

7.	Review and reassess the adequacy of this Charter periodically (but at least annually) and recommend any proposed amendments to the Board for approval;

8.	Review and evaluate the Committee’s performance of its responsibilities outlined in this Charter annually; and

9.	Any additional responsibilities delegated to the Committee by the Board.

Annex D

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VERITEQ CORPORATION

VeriTeQ Corporation, a Delaware corporation, hereby certifies as follows:

1. The name of the corporation is VeriTeQ Corporation. The date of filing its original Certificate of Incorporation with the Secretary of State was March 7, 2007, under the name Applied Digital Solutions, Inc.

2. The Amended and Restated Certificate of Incorporation of the corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended and/or restated, has been duly adopted by the corporation’s Board of Directors and by the stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, this corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated: ________________________		VeriTeQ Corporation

By:
Michael Krawitz
Chief Legal and Financial Officer

Exhibit A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VERITEQ CORPORATION

ARTICLE ONE

The name of the corporation is VeriTeQ Corporation (the “Corporation”). The Corporation was originally incorporated in Delaware under the name Applied Digital Solutions, Inc. on March 7, 2007.

ARTICLE TWO

The address of the Corporation’s registered office in this state is located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808 and its registered agent is Corporation Service Company. County of New Castle.

ARTICLE THREE

The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is Ten Billion Five Million (10,005,000,000) shares, of which Five Million (5,000,000) shares shall be Preferred Stock (“Preferred Stock”) having a par value of $0.01 per share and Ten Billion (10,000,000,000) shares shall be Common Stock (“Common Stock”) having a par value of $0.00001 per share. A statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights, including convertible rights, in respect of the shares of each class is as follows:

A.               Preferred Stock.

Subject to the requirements of the laws of the State of Delaware, authority is hereby vested in the Board of Directors from time to time to issue 5,000,000 shares of Preferred Stock in one or more series and by resolution or resolutions as to each series:

(a)    to fix the distinctive serial designation of the shares of such series;

(b)    to fix the rate per annum at which the holders of the shares of such series shall be entitled to receive dividends, the dates on which said dividends shall be payable, and, if the directors determine that the dividends with respect to said series shall be cumulative, the date or dates from which such dividends shall be cumulative;

(c)    to determine whether the shares of such series shall have voting power, and, if so, the extent and definition of such voting power;

(d)    to fix the price or prices at which the shares of such series may be redeemed, and to determine whether the shares of such series may be redeemed in whole or in part or only as a whole;

(e)    to fix the amounts payable on the shares of such series in the event of liquidation, dissolution, or winding up of the Corporation;

(f)     to determine whether or not the shares of any such series shall be made convertible into or exchangeable for shares of any other class or classes of stock of the Corporation or of any other series of Preferred Stock and the conversion price or prices, or the rate or rates of exchange at which such conversion or exchange may be made;

(g)    to determine the amount of the sinking fund, purchase fund, or any analogous fund, if any, to be provided with respect to each such series; and

(h)    to fix preferences and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions thereof, applicable to each such series.

B.               Common Stock.

Each share of Common stock shall be identical with each other share of common stock, except as the holders thereof shall otherwise expressly agree in writing. Subject to the prior rights of the Preferred Stock from time to time issued and outstanding, as hereinbefore set forth, the holders of common stock shall be entitled to receive such sums as the Board of Directors may from time to time declare as dividends thereon, or authorize as distributions thereon, out of any sums available to be distributed as dividends and to receive any balance remaining in case of the dissolution, liquidation or winding up of the Corporation after satisfying the prior rights of the Preferred Stock, if any be then outstanding. Each share of Common Stock shall have one vote for all corporate purposes.

ARTICLE FOUR

No holder of shares of any class of stock of this corporation, either now or hereafter authorized or issued, shall have a preemptive or preferential right to subscribe for or purchase any shares of any class of stock of this corporation, either now or hereafter authorized whether issued for cash, property or services, or to subscribe for or purchase obligations, bonds, notes, debentures, other securities or stock convertible into stock of any class of this corporation other than such right, if any, as the Board of Directors in its discretion may from time to time determine, and at such prices as the Board of Directors may from time to time fix.

ARTICLE FIVE

The number of directors to constitute the Board of Directors is five (5). Hereafter, the number of directors shall be fixed by, or in the manner provided in, the By-Laws. Any changes in the number will be reported to the Secretary of State within thirty (30) calendar days of such change.

ARTICLE SIX

The duration of the Corporation is perpetual.

ARTICLE SEVEN

The Corporation is formed for the following purpose: To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

ARTICLE EIGHT

The Board of Directors is authorized to make, amend, alter and rescind the By-Laws of the Corporation.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts stated herein are true, and I have accordingly hereunto set my hand this ___ day of ___________, 2014.

VeriTeQ Corporation

By:
Michael Krawitz
Chief Legal and Financial Officer

Annex E

VERITEQ CORPORATION

2014 STOCK INCENTIVE PLAN

[As Amended and Restated as of December 19, 2014]

1. Purposes of the Plan.  The purposes of this Stock Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the long-term success of the Company’s business and to link participants’ directly to stockholder interests through increased stock ownership. Awards granted under the Plan may be Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units, Performance Shares, Cash Awards and Other Stock Based Awards.

2. Definitions.  As used herein, the following definitions shall apply:

(a) “Affiliate” means a Parent, a Subsidiary, an entity that is not a Parent or Subsidiary but which has a direct or indirect ownership interest in the Company or in which the Company has a direct or indirect ownership interest, an entity that is a customer or supplier of the Company, an entity that renders services to the Company, or an entity that has an ownership or business affiliation with any entity previously described in this Section 2(a).

(b) “Applicable Law” means the legal requirements relating to the administration of the Plan under applicable federal, state, local and foreign corporate, tax and securities laws, and the rules and requirements of any stock exchange or quotation system on which the common stock is listed or quoted.

(c) “Award” means an Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit or Performance Share, Cash Award or Other Stock Based Award granted under the Plan.

(d) “Award Agreement” means the agreement, notice and/or terms or conditions by which an Award is evidenced, documented in such form (including by electronic communication) as may be approved by the Committee.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Award” means an award payable in the form of cash.

(g) “Change in Control” means the happening of any of the following:

(i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any third-party “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled generally to vote in the election of the Board (other than the occurrence of any contingency); or

(ii) the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which is approved by the stockholders of the Company as may be required by law.

(h) “Code” means the Internal Revenue Code of 1986, as amended.

(i) “Committee” means the committee as defined under Section 4(a)(i) of the Plan.

(j) “Compensation Committee” means the Compensation Committee of the Board.

(k) “Common stock” means the common stock of the Company.

(l) “Company” means VeriTeQ Corporation, a Delaware corporation.

(m) “Consultant” means any person, including an advisor, engaged by the Company or an Affiliate and who is compensated for such services, including without limitation non-Employee Directors. In addition, as used herein, “consulting relationship” shall be deemed to include service by a non-Employee Director as such.

(n) “Continuous Status as an Employee or Consultant” means that the employment or consulting relationship is not interrupted or terminated by the Company or Affiliate, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved in writing by the Board or a person designated in writing by the Board as authorized to approve a leave of absence, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute, or (ii) transfers between locations of the Company or between the Company, a Parent, a Subsidiary or successor of the Company; or (iii) a change in the status of the Grantee from Employee to Consultant or from Consultant to Employee.

(o) “Covered Stock” means the common stock subject to an Award.

(p) “Date of Grant” means the date on which the Committee makes the determination granting the Award, or such other later date as is determined by the Committee. Notice of the determination shall be provided to each Grantee within a reasonable time after the Date of Grant.

(q) “Date of Termination” means the date on which a Grantee’s Continuous Status as an Employee or Consultant terminates.

(r) “Director” means a member of the Board of Directors of the Company.

(s) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(t) “Employee” means any person, including Officers and Directors, employed by the Company or any Affiliate. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v) [Intentionally Omitted]

(w) “Fair Market Value” means the value of a share of common stock. If the common stock is actively traded on any national securities exchange, including, but not limited to, the NASDAQ Stock Market or the New York Stock Exchange, Fair Market Value shall mean the closing price at which sales of common stock shall have been sold on the date of determination, as reported by any such exchange selected by the Committee on which the shares of common stock are then traded. If the shares of common stock are not actively traded on any such exchange, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of common stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange. If there are no bid and asked prices within a reasonable period or if the shares of common stock are not traded on any exchange as of the determination date, Fair Market Value shall mean the fair market value of a share of common stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the common stock in the hands of the Grantee; provided that, for purposes of granting awards other than Incentive Stock Options, Fair Market Value of a share of common stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of common stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting Incentive Stock Options, Fair Market Value of a share of common stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.

(x) “Grantee” means an individual who has been granted an Award.

(y) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(z) “Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a stock option granted under the Plan.

(cc) “Other Stock Based Award” means an award that is valued in whole or in part by reference to, or is otherwise based on, common stock.

(dd) “Parent” means a corporation, whether now or hereafter existing, in an unbroken chain of corporations ending with the Company if each of the corporations other than the Company holds at least 50 percent of the voting shares of one of the other corporations in such chain.

(ee) “Performance Based Compensation” means compensation which meets the requirements of Section 162(m)(4)(C) of the Code.

(ff) “Performance Based Restricted Stock” means an Award of Restricted Stock which meets the requirements of Section 162(m)(4)(C) of the Code, as described in Section 8(b) of the Plan.

(gg) “Performance Period” means the time period during which the performance goals established by the Committee with respect to a Performance Unit or Performance Share, pursuant to Section 9 of the Plan, must be met.

(hh) “Performance Share” has the meaning set forth in Section 9 of the Plan.

(ii) “Performance Unit” has the meaning set forth in Section 9 of the Plan.

(jj) “Plan” means this VeriTeQ Corporation 2014 Stock Incentive Plan.

(kk)“Restricted Stock Award” means Shares that are awarded to a Grantee pursuant to Section 8 of the Plan.

(ll)  [Intentionally Omitted]

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(nn) “Share” means a share of the common stock, as adjusted in accordance with Section 13 of the Plan.

(oo) “Stock Appreciation Right” or “SAR” means the right to receive an amount equal to the appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment, as set forth in Section 7 of the Plan.

(pp) “Subsidiary” means a corporation or other entity, domestic or foreign, of which not less than 50 percent of the voting shares or voting securities are held by the Company or a Subsidiary, whether or not such corporation or entity now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Stock Subject to the Plan.  Subject to the provisions of Section 13 of the Plan and except as otherwise provided in this Section 3, the maximum aggregate number of Shares that may be subject to Awards under the Plan since the Plan became effective and as amended is 500,000,000 Shares, which will automatically increase by 10% on January 1 of each year hereafter until January 1, 2019, after which point no further increases will occur without amendment hereto as provided herein. The Shares may be authorized, but unissued, or reacquired common stock. If an Option or SAR expires or is terminated, surrendered or cancelled without having been fully exercised, if Restricted Stock Awards, Performance Shares or Performance Units are forfeited, or if any other grant results in any Shares not being issued, the Shares covered by such Award shall again become available for future Awards under the Plan (unless the Plan has terminated). Any Shares which are used as full or partial payment to the Company upon exercise of an Option or for any other Award that requires a payment to the Company shall be available for purposes of the Plan.

4. Administration of the Plan.

(a) Procedure.

(i)  Administration.  The Plan shall be administered by the Compensation Committee, or a committee designated by the Board consisting of only “outside directors” of the Board as defined in Section 162(m) of the Code and to satisfy Applicable Law if there is not a Compensation Committee (collectively referred to as the “Committee”).

(ii) Rule 16b-3.  To the extent the Committee considers it desirable for transactions relating to Awards to be eligible to qualify for an exemption under Rule 16b-3, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Section 162(m) of the Code.  To the extent the Committee considers it desirable for compensation delivered pursuant to Awards to be eligible to qualify for an exemption from the limit on tax deductibility of compensation under Section 162(m) of the Code, the transactions contemplated under the Plan shall be structured to satisfy the requirements for exemption under Section 162(m) of the Code.

(b) Powers of the Committee.  Subject to the provisions of the Plan, the Committee shall have the authority, in its sole and absolute discretion:

(i) to determine the Fair Market Value of the common stock, in accordance with Section 2(v) of the Plan;

(ii) to select the Grantees to whom Awards will be granted under the Plan;

(iii) to determine whether, when, to what extent and in what types and amounts Awards are granted under the Plan;

(iv) to determine the number of shares of common stock to be covered by each Award granted under the Plan;

(v) to determine the forms of Award Agreements, which need not be the same for each grant or for each Grantee, and which may be delivered electronically, for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted under the Plan. Such terms and conditions, which need not be the same for each grant or for each Grantee, include, but are not limited to, the exercise price, the time or times when Options and SARs may be exercised (which may be based on performance criteria), the extent to which vesting is suspended during a leave of absence, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee shall determine;

(vii) to construe and interpret the terms of the Plan and Awards;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including, without limiting the generality of the foregoing, rules and regulations relating to the operation and administration of the Plan to accommodate the specific requirements of local and foreign laws and procedures;

(ix) to modify or amend each Award (subject to Section 15 of the Plan). However, the Committee may not modify or amend any outstanding Option or SAR to reduce the exercise price of such Option or SAR, as applicable, below the exercise price as of the Date of Grant of such Option or SAR. In addition, no Option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an Option or SAR or other Award having a lower exercise price;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(xi) to determine the terms and restrictions applicable to Awards;

(xii) to make such adjustments or modifications to Awards granted to Grantees who are Employees of foreign Subsidiaries as are advisable to fulfill the purposes of the Plan or to comply with Applicable Law;

(xiii) to delegate its duties and responsibilities under the Plan with respect to sub-plans applicable to foreign Subsidiaries, except its duties and responsibilities with respect to Employees who are also Officers or Directors subject to Section 16(b) of the Exchange Act;

(xiv) to provide any notice or other communication required or permitted by the Plan in either written or electronic form;

(xv) to correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any Award Agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective; and

(xvi) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Committee’s Decision.  The Committee’s decisions, determinations and interpretations shall be final and binding on all Grantees and any other holders of Awards.

5. Eligibility and General Conditions of Awards.

(a) Eligibility.  Awards other than Incentive Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, an Employee or Consultant who has been granted an Award may be granted additional Awards.

(b) Maximum Term.  Subject to the following provision, the term during which an Award may be outstanding shall not extend more than ten years after the Date of Grant, and shall be subject to earlier termination as specified elsewhere in the Plan or Award Agreement.

(c) Award Agreement.  To the extent not set forth in the Plan, the terms and conditions of each Award, which need not be the same for each grant or for each Grantee, shall be set forth in an Award Agreement. The Committee, in its sole and absolute discretion, may require as a condition to any Award Agreement’s effectiveness that the Award Agreement be executed by the Grantee, including by electronic signature or other electronic indication of acceptance, and that the Grantee agree to such further terms and conditions as specified in the Award Agreement. Except as otherwise provided in an Agreement, all capitalized terms used in the Agreement shall have the same meaning as in the Plan and the Agreement shall be subject to all of the terms of the Plan.

(d) Termination of Employment or Consulting Relationship.  In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates (other than upon the Grantee’s Retirement (defined below), death, Disability, or Termination by Employer Not for Cause (defined below)), then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, and subject to Section 13 of the Plan:

(i) the Grantee may exercise his or her unexercised Option or SAR, but only within such period of time as is determined by the Committee, and only to the extent that the Grantee was entitled to exercise it at the Date of Termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). In the case of an Incentive Stock Option, the Committee shall determine such period of time (in no event to exceed three months from the Date of Termination) when the Option is granted. If, at the Date of Termination, the Grantee is not entitled to exercise his or her entire Option or SAR, the Shares covered by the unexercisable portion of the Option or SAR shall revert to the Plan. If, after the Date of Termination, the Grantee does not exercise his or her Option or SAR within the time specified by the Committee, the Option or SAR shall terminate, and the Shares covered by such Option or SAR shall revert to the Plan;

(ii) the Grantee’s Restricted Stock Awards, to the extent forfeitable immediately before the Date of Termination, shall thereupon automatically be forfeited;

(iii) the Grantee’s Restricted Stock Awards that were not forfeitable immediately before the Date of Termination shall promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee’s vested Restricted Stock Awards; and

(iv) any Performance Shares or Performance Units with respect to which the Performance Period has not ended as of the Date of Termination shall terminate immediately upon the Date of Termination.

(e) Disability of Grantee.  In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates as a result of the Grantee’s Disability, then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, such termination shall have no effect on the Grantee’s outstanding Awards. The Grantee’s Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 12 months of the date of termination of the Grantee’s Continuous Status as an Employee or Consultant due to Disability will be treated as a Nonqualified Stock Option.

(f) Death of Grantee.  In the event of the death of a Grantee, then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, such termination shall have no effect on Grantee’s outstanding Awards. The Grantee’s Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 12 months of the date of termination of Grantee’s Continuous Status as an Employee or Consultant due to death will be treated as a Nonqualified Stock Option.

(g) Retirement of Grantee.  In the event that a Grantee’s Continuous Status as an Employee or Consultant terminates after the Grantee’s attainment of age 65 (hereinafter, “Retirement”), then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, such termination shall have no effect on Grantee’s outstanding Awards. The Grantee’s Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 3 months of the termination of Grantee’s Continuous Status as an Employee or Consultant due to Retirement will be treated as a Nonqualified Stock Option.

(h) Termination by Employer Not for Cause.  In the event that a Grantee’s Continuous Status as an Employee or Consultant is terminated by the Employer without Cause (hereinafter, “Termination by Employer Not for Cause”), then, unless otherwise provided by the Award Agreement or the Grantee’s employment agreement, if applicable, such termination shall have no effect on Grantee’s outstanding Awards. Grantee’s Awards shall continue to vest and remain outstanding and exercisable until they expire by their terms. In the case of an Incentive Stock Option, any option not exercised within 3 months of the date of will be treated as a Nonqualified Stock Option. In the case of a Grantee who is a Director, the Grantee’s service as a Director shall be deemed to have been terminated without Cause if the Participant ceases to serve in such a position solely due to the failure to be reelected or reappointed, as the case may be, and such failure is not a result of an act or omission which would constitute Cause.

(i) Termination for Cause.  Notwithstanding anything herein to the contrary, if a Grantee is an Employee of the Company and is “Terminated for Cause”, as defined herein below, unless otherwise defined in a Grantee’s employment agreement, if applicable, or violates any of the terms of their employment after they have become vested in any of their rights herein, the Grantee’s full interest in such rights shall terminate on the date of such termination of employment and all rights thereunder shall cease. Whether a Participant’s employment is Terminated for Cause shall be determined by the Board. Unless otherwise defined in a Grantee’s employment agreement, if applicable, “Cause” shall mean gross negligence, willful misconduct, flagrant or repeated violations of the Company’s policies, rules or ethics, a material breach by the Grantee of any employment agreement between the Grantee and the Company, intoxication, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Company, or dishonest, illegal or immoral conduct.

(j) Nontransferability of Awards.

(i) Except as provided in Section 5(j)(iii) below, each Award, and each right under any Award, shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under Applicable Law, by the Grantee’s guardian or legal representative.

(ii) Except as provided in Section 5(j)(iii) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Stock Awards, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(iii) To the extent and in the manner permitted by Applicable Law, and to the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer an Award to:

(A) a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Grantee (including adoptive relationships);

(B) any person sharing the employee’s household (other than a tenant or employee);

(C) a trust in which persons described in (A) and (B) have more than 50 percent of the beneficial interest;

(D) a foundation in which persons described in (A) or (B) or the Grantee control the management of assets; or

(E) any other entity in which the persons described in (A) or (B) or the Grantee own more than 50 percent of the voting interests;

provided such transfer is not for value. The following shall not be considered transfers for value: a transfer under a domestic relations order in settlement of marital property rights, and a transfer to an entity in which more than 50 percent of the voting interests are owned by persons described in (A) above or the Grantee, in exchange for an interest in such entity.

6. Stock Options.

(a) Limitations.

(i) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Any Option designated as an Incentive Stock Option:

(A) shall not have an aggregate Fair Market Value (determined for each Incentive Stock Option at the Date of Grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under the Plan and any other employee stock option plan of the Company or any Parent or Subsidiary (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Code, that exceeds $100,000 (the “$100,000 Limit”);

(B) shall, if the aggregate Fair Market Value of Shares (determined on the Date of Grant) with respect to the portion of such grant that is exercisable for the first time during any calendar year (“Current Grant”) and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a calendar year (“Prior Grants”) would exceed the $100,000 Limit, be exercisable as follows:

(1) The portion of the Current Grant that would, when added to any Prior Grants, be exercisable with respect to Shares that would have an aggregate Fair Market Value (determined as of the respective Date of Grant for such Options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(2) If, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the preceding provisions of this Section 6(a)(i)(B) during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an Incentive Stock Option, but shall be exercisable as a separate Nonqualified Stock Option at such date or dates as are provided in the Current Grant.

(ii) No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 70,000,000 Shares. The limitation described in this Section 6(a)(ii) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled Option will not be counted in determining whether the limitation described in this Section 6(a)(ii) has been reached.

(b) Term of Option.  The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall be 10 years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c) Option Exercise Price and Consideration.

(i) Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee and, except as otherwise provided in this Section 6(c)(i), shall be no less than 100 percent of the Fair Market Value per Share on the Date of Grant.

(A) In the case of an Incentive Stock Option granted to an Employee who on the Date of Grant owns stock representing more than 10 percent of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110 percent of the Fair Market Value per Share on the Date of Grant.

(B) Any Option that is (1) granted to a Grantee in connection with the acquisition (“Acquisition”), however effected, by the Company of another corporation or entity (“Acquired Entity”) or the assets thereof, (2) associated with an option to purchase shares of stock or other equity interest of the Acquired Entity or an affiliate thereof (“Acquired Entity Option”) held by such Grantee immediately prior to such Acquisition, and (3) intended to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Option, may be granted with such exercise price as the Committee determines to be necessary to achieve such preservation of economic value.

(d) Waiting Period and Exercise Dates.  At the time an Option is granted, the Committee shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. An Option shall be exercisable only to the extent that it is vested according to the terms of the Award Agreement.

(e) Form of Consideration.  The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Committee shall determine the acceptable form of consideration at the time of grant. The acceptable form of consideration may consist of any combination of the following: cash; pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay the exercise price, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by the Grantee by reason of such exercise (a “cashless exercise”); or subject to the approval of the Committee:

(i) by the surrender of all or part of an Award (including the Award being exercised);

(ii) by the tender to the Company of Shares owned by the Grantee and registered in his name having a Fair Market Value equal to the amount due to the Company;

(iii) in other property, rights and credits deemed acceptable by the Committee, including the Participant’s promissory note; or

(iv) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law and deemed acceptable by the Committee.

(f) Exercise of Option.

(i) Procedure for Exercise; Rights as a Stockholder.

(A) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement.

(B) An Option may not be exercised for a fraction of a Share.

(C) An Option shall be deemed exercised when the Company receives:

(1) written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Committee pursuant to Section 4(b) of the Plan or otherwise) from the person entitled to exercise the Option, and

(2) full payment for the Shares with respect to which the Option is exercised.

(D) Shares issued upon exercise of an Option shall be issued in the name of the Grantee or, if requested by the Grantee, in the name of the Grantee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 13 of the Plan.

(E) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

7. Stock Appreciation Rights.

(a) Grant of SARs.  Subject to the terms and conditions of the Plan, the Committee may grant SARs in tandem with an Option or alone and unrelated to an Option. Tandem SARs shall expire no later than the expiration of the underlying Option. In no event shall the term of a SAR exceed ten years from the Date of Grant.

(b) Exercise of SARs.  SARs shall be exercised by the delivery of a written or electronic notice of exercise (in accordance with the Award Agreement and any action taken by the Committee pursuant to Section 4(b) of the Plan or otherwise), setting forth the number of Shares over which the SAR is to be exercised. Tandem SARs may be exercised:

(i) with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option;

(ii) only with respect to the Shares for which its related Option is then exercisable; and

(iii) only when the Fair Market Value of the Shares subject to the Option exceeds the exercise price of the Option.

The value of the payment with respect to the tandem SAR may be no more than 100 percent of the difference between the exercise price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the tandem SAR is exercised.

(c) Payment of SAR Benefit.  Upon exercise of a SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) the excess of the Fair Market Value of a Share on the date of exercise over the SAR exercise price; by

(ii) the number of Shares with respect to which the SAR is exercised;

provided, that the Committee may provide in the Award Agreement that the benefit payable on exercise of a SAR shall not exceed such percentage of the Fair Market Value of a Share on the Date of Grant, or any other limitation, as the Committee shall specify. The payment upon exercise of a SAR shall be in Shares that have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment.

(d) No Employee shall be granted, in any fiscal year, SARs with respect to more than 2,000,000 Shares. The limitation described in this Section 7(d) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 13 of the Plan. If a SAR is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13 of the Plan), the canceled SAR will be counted against the limitation described in this Section 7(d).

8. Restricted Stock Awards.  Subject to the terms of the Plan, the Committee may grant Restricted Stock Awards to any Eligible Recipient, in such amount and upon such terms and conditions as shall be determined by the Committee.

(a) Committee Action.  The Committee acting in its sole and absolute discretion shall have the right to grant Restricted Stock to Eligible Recipients under the Plan from time to time. Each Restricted Stock Award shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Stock will be forfeited. The Committee may make grants of Performance-Based Restricted Stock and grants of Restricted Stock that are not Performance-Based Restricted Stock.

(b) Performance-Based Restricted Stock.

(i) Effective Date.  A grant of Performance-Based Restricted Stock shall be effective as of the date the Committee certifies that the applicable conditions described in Section 8(b)(iii) of the Plan have been timely satisfied.

(ii) Share Limitation.  No more than 7,000,000 shares of Performance-Based Restricted Stock may be granted to an Eligible Recipient in any calendar year.

(iii) Grant Conditions.  The Committee, acting in its sole and absolute discretion, may select from time to time Eligible Recipients to receive grants of Performance-Based Restricted Stock in such amounts as the Committee may, in its sole and absolute discretion, determine, subject to any limitations provided in the Plan. The Committee shall make each grant subject to the attainment of certain performance targets. The Committee shall determine the performance targets which will be applied with respect to each grant of Performance-Based Restricted Stock at the time of grant, but in no event later than 90 days after the commencement of the period of service to which the performance targets relate. The performance criteria applicable to Performance-Based Restricted Stock grants will be one or more of the following criteria: (1) stock price; (2) average annual growth in earnings per share; (3) increase in stockholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on stockholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Cash Award intended to be Performance Based Compensation and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before the Performance Based Compensation award is paid.

The related Restricted Stock Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria.

(iv) Forfeiture Conditions.  The Committee may make each Performance-Based Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Eligible Recipients generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a Performance-Based Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(b)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(c) Restricted Stock Other Than Performance-Based Restricted Stock.

(i) Effective Date.  A Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall be effective (a) as of the date set by the Committee when the grant is made or (b) if the grant is made subject to one, or more than one, condition, as of the date the Committee determines that such conditions have been timely satisfied.

(ii) Grant Conditions.  The Committee acting in its sole and absolute discretion may make the grant of Restricted Stock which is not Performance-Based Restricted Stock to a Grantee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Eligible Recipients generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition.

(iii) Forfeiture Conditions.  The Committee may make each grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock (if, when and to the extent that the grant becomes effective) subject to one, or more than one, forfeiture condition which the Committee acting in its sole and absolute discretion deems appropriate under the circumstances for Eligible Recipients generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the Shares related to a grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock shall depend on the extent to which each such condition is timely satisfied. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8(c)) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.

(d) Dividends and Voting Rights.  Each Restricted Stock Agreement shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Grantee’s interest in such stock is forfeited completely or becomes completely non-forfeitable. If a Restricted Stock Agreement provides that a Grantee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to compensate the Grantee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments. If a stock dividend is declared on such a Share after the grant is effective but before the Grantee’s interest in such Stock has been forfeited or has become non-forfeitable, such stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Grantee’s interest in such stock dividend shall be forfeited or shall become non-forfeitable at the same time as the Share with respect to which the stock dividend was paid is forfeited or becomes non-forfeitable. If a dividend is paid other than in cash or stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Grantee shall have the right to vote the Shares related to his or her Restricted Stock grant after the grant is effective with respect to such Shares but before his or her interest in such Shares has been forfeited or has become non-forfeitable.

(e) Satisfaction of Forfeiture Conditions.  A Share shall cease to be Restricted Stock at such time as a Grantee’s interest in such Share becomes non-forfeitable under the Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8(b) or Section 8(c) and shall be transferred to the Grantee.

9. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares.  Subject to the terms of the Plan, the Committee may grant Performance Units or Performance Shares to any Eligible Recipient in such amounts and upon such terms as the Committee shall determine.

(b) Share Limitation.  The number of Shares covered by Performance Units and Performance Shares in any fiscal year shall not exceed 2,000,000.

(c) Value/Performance Goals.  Each Performance Unit shall have an initial value that is established by the Committee on the Date of Grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals that, depending upon the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid to the Grantee.

(d) Payment of Performance Units and Performance Shares.

(i) Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payment based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to the extent the corresponding performance goals have been achieved.

(ii) If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

(e) Form and Timing of Payment of Performance Units and Performance Shares.  Payment of earned Performance Units or Performance Shares shall be made in a lump sum following the close of the applicable Performance Period. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

10. Cash Awards.  The Committee may grant Cash Awards at such times and in such amounts as it deems appropriate.

(a) Annual Limits.  Notwithstanding the foregoing, the amount of any Cash Award in any fiscal year to any Grantee shall not exceed the greater of $100,000 or 100% of his cash compensation (excluding any Cash Award under the Plan) for such fiscal year.

(b) Restrictions.  Cash Awards may be subject or not subject to conditions (such as an investment requirement), restricted or nonrestricted, vested or subject to forfeiture and may be payable currently or in the future or both. The Committee may make grants of Cash Awards that are intended to be Performance Based Compensation and grants of Cash Awards that are not intended to be Performance Based Compensation; provided, however, that only the Committee may serve as the Committee with respect to grants of Cash Awards that are intended to be Performance-Based Compensation. The Committee shall determine the performance targets which will be applied with respect to each grant of Cash Awards that are intended to be Performance Based Compensation at the time of grant, but in no event later than 90 days after the beginning of the period of service to which the performance targets relate. The performance criteria applicable to Performance Based Compensation awards will be one or more of the following: (1) stock price; (2) average annual growth in earnings per share; (3) increase in stockholder value; (4) earnings per share; (5) net income; (6) return on assets; (7) return on stockholders’ equity; (8) increase in cash flow; (9) operating profit or operating margins; (10) revenue growth of the Company; and (11) operating expenses. Each performance target applicable to a Cash Award intended to be Performance Based Compensation and the deadline for satisfying each such target shall be stated in the Agreement between the Company and the Employee. The Committee must certify in writing that each such target has been satisfied before the Performance Based Compensation award is paid.

11. Other Stock Based Awards.  The Committee shall have the right to grant Other Stock Based Awards which may include, without limitation, the grant of Shares based on certain conditions, the payment of cash based on the performance of the common stock, and the grant of securities convertible into Shares.

12. Tax Withholding.  The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign government. Whenever the Company proposes or is required to issue or transfer Shares under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state, local and foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Grantee may pay the withholding tax in cash, or, if the applicable Award Agreement provides, a Grantee may elect to have the number of Shares he is to receive reduced by the smallest number of whole Shares that, when multiplied by the Fair Market Value of the Shares determined as of the Tax Date (defined below), is sufficient to satisfy federal, state, local and foreign, if any, withholding taxes arising from exercise or payment of a grant under the Plan (a “Withholding Election”). A Grantee may make a Withholding Election only if the Withholding Election is made on or prior to the date on which the amount of tax required to be withheld is determined (the “Tax Date”) by executing and delivering to the Company a properly completed notice of Withholding Election as prescribed by the Committee. The Committee may in its sole and absolute discretion disapprove and give no effect to the Withholding Election.

13. Adjustments Upon Changes in Capitalization or Change in Control.

(a) Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Covered Shares, and the number of shares of common stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Covered Stock, shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Covered Stock.

(b) Change in Control.  In the event of a Change in Control, unless otherwise provided in a Grantee’s employment agreement, if applicable, then the following provisions shall apply:

(i) all outstanding Options shall become fully exercisable, except to the extent that the right to exercise the Option is subject to restrictions established in connection with a SAR that is issued in tandem with the Option;

(ii) all outstanding SARs shall become immediately payable, except to the extent that the right to exercise the SAR is subject to restrictions established in connection with an Option that is issued in tandem with the SAR;

(iii) all Shares of Restricted Stock shall become fully vested;

(iv) all Performance Shares and Performance Units shall be deemed to be fully earned and shall be paid out in such manner as determined by the Committee; and

(v) all Cash Awards, Other Stock Based Awards and other Awards shall become fully vested and/or earned and paid out in such manner as determined by the Committee.

In addition to the provisions of Section 13(b) above and to the extent not inconsistent therewith the Committee, in its sole discretion, may: (1) provide for the purchase of any Award for an amount of cash equal to the amount which could have been attained upon the exercise or realization of such Award had such Award been currently exercisable or payable; (2) make such adjustment to the Awards then outstanding as the Committee deems appropriate to reflect such transaction or change; and/or (3) cause the Awards then outstanding to be assumed, or new Awards substituted therefore, by the surviving corporation in such change.

14. Term of Plan.  The Plan shall become effective upon its approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. The Plan shall continue in effect until the tenth anniversary of adoption of the Plan by the Board, unless terminated earlier under Section 15 of the Plan.

15. Amendment and Termination of the Plan.

(a) Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 or Section 162(m) of the Code (or any successor rule or statute) or other Applicable Law. Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the Applicable Law.

(c) Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Grantee, unless mutually agreed otherwise between the Grantee and the Committee, which agreement must be in writing and signed by the Grantee and the Company.

16. Conditions Upon Issuance of Shares.

(a) Legal Compliance.  Shares shall not be issued pursuant to an Award unless the exercise, if applicable, of such Award and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any insider trading policy adopted by the Company, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations.  As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

17. Liability of Company.

(a) Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares.  If the Covered Stock covered by an Award exceeds, as of the date of grant, the number of Shares that may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Covered Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15 of the Plan.

18. Reservation of Shares.  The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Rights of Employees.  Neither the Plan nor any Award shall confer upon a Grantee any right with respect to continuing the Grantee’s employment relationship with the Company, nor shall they interfere in any way with the Grantee’s right or the Company’s right to terminate such employment relationship at any time, with or without cause.

20. Sub-plans for Foreign Subsidiaries.  The Board may adopt sub-plans applicable to particular foreign Subsidiaries. All Awards granted under such sub-plans shall be treated as grants under the Plan. The rules of such sub-plans may take precedence over other provisions of the Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such sub-plan, the provisions of the Plan shall govern the operation of such sub-plan.

21. Construction.  The Plan shall be construed under the laws of the State of Delaware, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

22. Certain Limitations on Awards to Ensure Compliance with Code Section 409A.  For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Grantee) being “permitted” under Code Section 409A mean, for a 409A Award (meaning an Award that constitutes a deferral of compensation under Code Section 409A and regulations thereunder), that the term or event will not cause the Grantee to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award (meaning all Awards other than 409A Awards), that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Grantee with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF
VERITEQ CORPORATION

The undersigned, revoking all prior proxies, hereby appoints Scott R. Silverman and Michael E. Krawitz, or either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of VERITEQ CORPORATION (the “Company”) of record in the name of the undersigned at the close of business on November 10, 2014 at the Annual Meeting of Stockholders to be held on December 18, at 9:00 a.m., Eastern Time, at 220 Congress Park Drive, Suite 200, Delray Beach, Florida 33445, or any adjournment or postponement thereof, upon matters listed on the reverse side.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions until 11:59 P.M. Eastern Time December 17, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS

If you would like to reduce the costs incurred by VeriTeQ Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time December 17, 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒	KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERITEQ CORPORATION

The Board of Directors recommends that you vote “FOR” the following.

1. Election of Directors	For	Withhold	For All
	All	All	Except

Nominee:	☐	☐	☐
01)	Ned L. Siegel
02)	Shawn A. Wooden

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote “FOR” the following proposals.

	For	Against	Abstain

2.   To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to increase the total number of authorized shares of the Company’s common stock from 500 million shares to 10 billion shares.

	☐	☐	☐

3. To approve and adopt an amendment to our Amended and Restated Certificate of Incorporation to reduce the par value of the Company’s common stock form $0.01 per share to $0.00001 per share.	☐	☐	☐

4.   To approve the granting of discretionary authority to the Board of Directors, for a period of twelve months after the date the Company’s stockholders approve this proposal, to effect a reverse stock split in a ratio not to exceed 1-for-1000, or to determine not to proceed with the reverse stock split.

	☐	☐	☐

5.   To approve an amendment to the VeriTeQ Corporation 2014 Stock Incentive Plan to increase the number of authorized shares of common stock issuable under the plan from 50 million shares to 500 million shares.

	☐	☐	☐

6. To approve, on an advisory basis, the Company’s compensation to its named executive officers.	☐	☐	☐

7. To vote, on an advisory basis, on the frequency of future stockholder advisory votes to approve the Company’s compensation to its named executive officers:

Choice 1 - every year;	☐	☐	☐

Choice 2 - every two years;	☐	☐	☐

Choice 3 - every three years;	☐	☐	☐

Choice 4 - to abstain from voting.	☐	☐	☐

8. To ratify the appointment of EisnerAmper LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date